EXHIBIT 10.4

SECURED LIQUIDITY NOTE MORTGAGE WAREHOUSE PROGRAM

SECURITY AGREEMENT

between

VON KARMAN FUNDING LLC

and

DEUTSCHE BANK TRUST COMPANY AMERICAS

as Collateral Agent

dated as of September 5, 2003

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TABLE OF CONTENTS

(continued)

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EXHIBIT 10.4

SECURITY AGREEMENT

SECURITY AGREEMENT (the “Security Agreement”), dated as of September 5, 2003, between VON KARMAN FUNDING LLC (the “Company”), and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent (the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, the Company is entering into this Security Agreement with the Collateral Agent for the purpose of, among other things, providing for the issuance of Secured Liquidity Notes and securing and providing for the repayment of all amounts at any time and from time to time owing by the Company to the Collateral Agent, the Swap Counterparty, the holders of the Secured Liquidity Notes (including the Depositary as provided in Section 2(b)(ii) of the Depositary Agreement), and the holders of the Extended Notes (such Persons, collectively, the “Secured Parties” and each, a “Secured Party”);

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants expressed herein, it is hereby agreed by and among the Company and the Collateral Agent as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. For all purposes of this Security Agreement, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Definitions List attached hereto as Schedule I (the “Definitions List”). All other capitalized terms used herein shall have the meanings specified herein.

ARTICLE II

OBLIGATIONS SECURED

Section 2.01 Obligations Secured Hereby. (a) This Security Agreement is made to provide for and secure repayment of the indebtedness and liabilities of the Company (such indebtedness and liabilities being herein called the “Obligations”) specified in paragraph (b).

(a) Following an Event of Default, all payments or proceeds with respect to the Assigned Collateral and any amounts on deposit in the Collateral Account shall be applied by the Collateral Agent in the following order:

First, the repayment of amounts advanced, incurred or expended (including fees and expenses of agents and counsel) by the Collateral Agent or the Custodian, up to a maximum amount of $25,000;

Second, the payment of all amounts due and owing to the Swap Counterparty under the Total Return Swap;

Third, the payment, pro rata, of all indebtedness (including interest thereon), whether absolute, fixed or contingent, at any time and from time to time due and owing by the Company to the holders from time to time of the outstanding Secured Liquidity Notes and Extended Notes;

Fourth, the payment of all Reimbursable Expenses; provided, that Reimbursable Expenses shall be calculated without regard to the limitation imposed by the Maximum Indemnity Amount;

Fifth, the payment of any unreimbursed Monthly Advance and Servicing Advance with respect to any Mortgage Loan which has been sold, up to a maximum amount of the sale proceeds; and

Sixth, any amounts remaining shall be paid to the Servicer.

ARTICLE III

REPRESENTATIONS AND WARRANTIES;

COMPANY AGENTS AND DEPOSITARY AGENTS; COVENANTS

Section 3.01 Representations and Warranties of the Company. The Company hereby represents and warrants, for the benefit of the Collateral Agent and the other Secured Parties, as follows as of the date hereof:

(a) Existence and Power. The Company (a) is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware, (b) prior to the initial issuance of any Secured Liquidity Notes hereunder, will be duly qualified to do business as a foreign limited liability company and in good standing under the laws of each jurisdiction where the character of its property, the nature of its business or the performance of its obligations make such qualification necessary, (c) has all limited liability company powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and for purposes of the transactions contemplated by this Security Agreement and the other Program Documents, and (d) has been engaged in no business or other activities, other than relating to its own formation.

(b) Limited Liability Company and Governmental Authorization. The execution, delivery and performance by the Company of this Security Agreement and the other Program Documents to which it is a party (a) is within the Company’s limited liability company powers, has been duly authorized by all necessary limited liability company action, (b) requires no action by or in respect of, or filing with, any governmental body, agency or official which has not been obtained and (c) does not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of formation or the limited liability company agreement of the Company or of any law or governmental regulation, rule, contract, agreement, judgment, injunction, order, decree or other instrument binding upon the Company or any of its Assets or result in the creation or imposition of any Lien on any Asset of the Company, except for Liens created by this Security Agreement or the other Program Documents. This Security Agreement and each of the other Program Documents to which the Company is a party have been executed and delivered by a duly authorized signatory of the Company.

(c) Binding Effect. This Security Agreement and each other Program Document, and each Secured Liquidity Note when executed and delivered in accordance with the Depositary Agreement, is a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity, including without limitation (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy, (ii) concepts of materiality, reasonableness, good faith and fair dealing, and (iii) that certain remedial or procedural provisions contained in this Security Agreement may be limited or rendered unenforceable by applicable law, but such limitations do not make the remedies and procedures that are afforded to the Collateral Agent inadequate for the practical realization of the substantive benefits purported to be provided by this Security Agreement).

(d) Financial Information; Financial Condition. All balance sheets, all statements of operations, of shareholders’ equity and of cash flow, and other financial data (other than projections) which have been or shall hereafter be furnished by the Company to the Collateral Agent and the Rating Agencies pursuant to Section 3.05(c) have been and will be prepared in accordance with GAAP (to the extent applicable) and do and will present fairly the financial condition of the entities involved as of the dates thereof and the results of their operations for the periods covered thereby, subject, in the case of all unaudited statements, to normal year-end adjustments and lack of footnotes and presentation items.

(e) Litigation. Other than as disclosed in the most recent 10-K and 10-Q filings with the Securities Exchange Commission by New Century Financial Corporation, there is no action, suit or proceeding pending against or, to the knowledge of the Company, threatened against or affecting the Company or its Assets before any court or arbitrator or any Governmental Authority with respect to which there is a reasonable possibility of an adverse decision that could materially adversely affect the financial position, results of operations, business, properties, performance, prospects or condition (financial or otherwise) of the Company or which in any manner draws into question the validity or enforceability of this Security Agreement or any other Program Document or the ability of the Company to perform its obligations hereunder or thereunder.

(f) Compliance with ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Benefit Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Benefit Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Benefit Plan, (ii) failed to make any contribution or payment to any Benefit Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Benefit Plan or Benefit Arrangement, which in any such case has resulted or could reasonably be expected to result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

(g) Tax Filings and Expenses. The Company has filed all Federal, state and local tax returns and all other tax returns which, to the knowledge of the Company, are required to be filed (whether informational returns or not), and has paid all taxes due, if any, pursuant to said returns or pursuant to any assessment received by the Company, except such taxes, if any, as are being contested in good faith and for which adequate reserves have been set aside on its books. The Company has paid all fees and expenses required to be paid by it in connection with the conduct of its business, the maintenance of its existence and its qualification as a foreign limited liability company authorized to do business in each State in which it is required to so qualify, except where the failure to pay any such fees and expenses is not reasonably likely to have a material adverse effect.

(h) Full Disclosure. All certificates, reports, statements, documents and other information furnished to the Collateral Agent by or on behalf of the Company pursuant to any provision of this Security Agreement or any Program Document, or in connection with or pursuant to any amendment or modification of, or waiver under, this Security Agreement or any Program Document, shall, at the time the same are so furnished, be complete and correct to the extent necessary to give the Collateral Agent true and accurate knowledge of the subject matter thereof in all material respects, and the furnishing of the same to the Collateral Agent shall constitute a representation and warranty by the Company made on the date the same are furnished to the Collateral Agent to the effect specified herein.

(i) Investment Company Act; Trust Indenture Act; Securities Act; The Company is not, and is not controlled by, an “investment company” within the meaning of, and is not required to register as an “investment company” under, the Investment Company Act. It is not necessary in connection with the offer, issuance and sale of the Senior Notes under the circumstances contemplated in this Security Agreement to register any security under the Securities Act or to qualify any indenture under the Trust Indenture Act.

(j) Regulations T, U and X. The proceeds of the Senior Notes will not be used to purchase or carry any “margin stock” (as defined or used in the regulations of the Board of Governors of the Federal Reserve System, including Regulations T, U and X thereof). The Company is not engaged in the business of extending credit for the purpose of purchasing or carrying any margin stock.

(k) No Consent. No consent, action by or in respect of, approval or other authorization of, or registration, declaration or filing with, any Governmental Authority or other Person is required for the valid execution and delivery of this Security Agreement or for the performance of any of the Company’s obligations hereunder or under any other Program Document other than such consents, approvals, authorizations, registrations, declarations or filings as shall have been obtained by the Company prior to the date hereof or as contemplated in Section 3.01(n).

(l) Solvency. Both before and after giving effect to the transactions contemplated by this Security Agreement and the other Program Documents, the Company is solvent within the meaning of the Bankruptcy Code and the Company is not the subject of any voluntary or involuntary case or proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy or insolvency law and no Event of Bankruptcy has occurred with respect to the Company.

(m) Subsidiary. The Company has no subsidiaries and owns no capital stock of, or other interest in, any other Person, and during the term of this Security Agreement, the Company shall not acquire or otherwise come to have one or more subsidiaries without the prior consent of the Collateral Agent (on behalf of the holders of the Senior Notes).

(n) Security Interests.

(i) All action necessary (including the filing of UCC-1 financing statements for the Collateral Agent’s Lien for the benefit of the Secured Parties) to protect, perfect, and maintain the first-priority status of, the Collateral Agent’s security interest in the Collateral now in existence and hereafter acquired or created hereby has been duly and effectively taken.

(ii) No security agreement, financing statement, equivalent security or lien instrument or continuation statement listing the Company as debtor covering all or any part of the Collateral is on file or of record in any jurisdiction, except such as may have been filed, recorded or made by the Company in favor of the Collateral Agent on behalf of the Secured Parties in connection with this Security Agreement.

(iii) This Security Agreement creates a valid and continuing Lien on the Collateral in favor of the Collateral Agent on behalf of the Secured Parties, which Lien is prior to all other Liens (other than Permitted Liens and as otherwise permitted in this Security Agreement), and is enforceable as such as against creditors of and purchasers from the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing. All action necessary to perfect such prior security interest has been duly taken.

(iv) The Company’s principal place of business and chief executive office shall be at: 18400 Von Karman, Suite 1000, Irvine, CA 92612-1514. The Company does not transact, and has not transacted, business under any other name. The Company’s exact legal name is the name set forth for it on the signature page below.

(v) All authorizations in this Security Agreement for the Collateral Agent to endorse checks, instruments and securities and to execute, deliver and file financing statements, continuation statements, security agreements and other instruments with respect to the Collateral are powers coupled with an interest and are irrevocable.

(vi) The representations and warranties contained in Schedule III hereof are incorporated herein by reference as though they were fully stated herein.

(o) Offering Memorandum. No offering memorandum or information circular used by the Company in connection with the offer or sale of the Senior Notes contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(p) Non-Existence of Other Agreements. As of the date of the issuance of the first Secured Liquidity Notes, other than as permitted by Section 3.05(w) hereof (i) the Company is not a party to any contract or agreement of any kind or nature and (ii) the Company is not subject to any obligations or liabilities of any kind or nature in favor of any third party, including, without limitation, Contingent Obligations.

(q) Eligible Mortgage Loans. Based upon the representation of the Seller in the Mortgage Loan Purchase and Servicing Agreement, each Mortgage Loan purchased by the Company is an Eligible Loan.

(r) Other Representations. All representations and warranties of the Company made in each Program Document to which it is a party are true and correct and are repeated herein as though fully set forth herein.

(s) Special Purpose Entity. The Company is a special purpose entity formed exclusively to enter into the Program Documents and the transactions contemplated thereby or incident thereto.

Section 3.02 Additional Representations and Warranties of the Company. The Company represents and warrants to the Collateral Agent and the other Secured Parties that:

(a) (i) At the date of each deposit of Deposited Funds in the Collateral Account, the Company was, is or will then be the lawful owner of, and had, has or will then have good title to, such Deposited Funds free and clear of all Liens except the lien and security interest granted pursuant to this Security Agreement in favor of the Collateral Agent; and (ii) the Company is and will be the lawful owner of, and has and will have beneficial ownership of, all Assigned Collateral, free and clear of all Liens except the lien and security interest granted pursuant to this Security Agreement in favor of the Collateral Agent.

(b) The Company will warrant and defend the Collateral Agent’s right, title and interest in and to the Collateral, for the benefit of the Collateral Agent and the Secured Parties and the income, distributions and proceeds thereof against the claims and demands of all Persons whomsoever.

Section 3.03 Company Agents and Depositary Agents. (a) With the delivery of this Security Agreement, the Company is furnishing to the Collateral Agent, and from time to time thereafter may furnish to the Collateral Agent, a certificate (hereinafter called a “Company Incumbency Certificate”) of an authorized signatory of the Company certifying the incumbency and specimen signatures of officers and agents (such officers and agents being hereinafter called the “Company Agents”) of the Company authorized to act, and to give instructions and notices, on behalf of the Company hereunder. Until the Collateral Agent receives a subsequent Company Incumbency Certificate, or unless a Trust Officer of the Collateral Agent shall have actual knowledge of the lack of authority of any individual, the Collateral Agent shall be entitled conclusively to rely on the last such Company Incumbency Certificate delivered to it for purposes of determining the authorized Company Agents.

(b)    The Collateral Agent acknowledges that each of the Persons specified in Section 3(e) of the Depositary Agreement shall be deemed to be an authorized “Authenticating Agent” and “Designated Representative” for purposes hereof.

Section 3.04    Representations and Warranties of the Collateral Agent.  The Collateral Agent represents and warrants to the Company and the Secured Parties that it has been duly organized and is validly existing and in good standing under the laws of the State of New York and that this Security Agreement has been duly authorized, executed and delivered by it.

Section 3.05    Covenants of the Company.

(a)    Payment of Senior Notes.  The Company shall pay the principal of (and premium, if any) and interest on the Senior Notes pursuant to the provisions of this Security Agreement. Principal and interest shall be considered paid on the date due to the extent that the Collateral Agent holds on that date money designated for and sufficient to pay the principal and interest then due.

(b)    Maintenance of Office or Agency.  The Company will maintain an office or agency (which may be an office of the Collateral Agent or Depositary) where Senior Notes may be surrendered for registration of transfer or exchange, where notices and demands to or upon the Company in respect of the Senior Notes and this Security Agreement may be served, and where, at any time when the Company is obligated to make a payment of principal and premium upon the Senior Notes, the Senior Notes may be surrendered for payment. The Company will give prompt written notice to the Collateral Agent of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Collateral Agent with the address thereof, such presentations and surrenders may be made or served at the offices of the Collateral Agent’s agent, C/O DTC Transfer Agent Services, 55 Water Street, Jeanette Park Entrance, New York, NY 10005.

The Company may also from time to time designate one or more other offices or agencies where the Senior Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Collateral Agent of any such designation or rescission and of any change in the location of any such other office or agency.

(c)    Information.  The Company will:

(i)    promptly provide the Collateral Agent, the Swap Counterparty and the Rating Agencies with all financial and operational information with respect to the Program Documents or the Company as the Collateral Agent may reasonably request;

and will promptly provide the Rating Agencies, the Collateral Agent, the Swap Counterparty, the SLN Placement Agents and the Depositary with all statements delivered under the Total Return Swap, this Security Agreement and the Mortgage Loan Purchase and Servicing Agreement;

(ii)    deliver to the Collateral Agent and the Swap Counterparty, if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any “reportable event” (as defined in Section 4043 of ERISA) with respect to any Benefit Plan which might constitute grounds for a termination of such Benefit Plan under Title IV of ERISA, or knows that the plan administrator of any Benefit Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Benefit Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Benefit Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Benefit Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Benefit Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Benefit Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the Manager setting forth details as to such occurrence and action, if any, which the Company or applicable member of the ERISA Group is required or proposes to take;

(iii)    provide the Collateral Agent, on behalf of the holders of the Senior Notes, and the Swap Counterparty with access to the books and records of the Company, and the books and records of the Servicer, the Custodian, the Depositary and the Collateral Agent relating to the assets of the Company, without charge, but only (i) upon the reasonable request of the Swap Counterparty or the Collateral Agent (acting at the direction of the Required Senior Noteholders) (for which purpose one Business Day shall be deemed reasonable during the occurrence and continuation of an Event of Default), (ii) during normal business hours, (iii) subject to the relevant party’s normal security and confidentiality procedures and (iv) at offices designated by the relevant party;

(iv)    provide the Rating Agencies, the Collateral Agent, the Swap Counterparty, the SLN Placement Agents, the Depositary and the Collateral Agent with any information that it may have with respect to an Event of Default hereunder or provide notice to the Collateral Agent of any default or event of default under any other agreement between the Company and any of the Seller, the Servicer, the Depositary, the Swap Counterparty, or the Collateral Agent as promptly as practicable after the Company becomes aware of the occurrence of any Event of Default or other default or event of default;

(v)    promptly furnish to the Collateral Agent (on behalf of the holders of the Senior Notes), the Swap Counterparty and the SLN Placement Agents after receipt thereof copies of all written communications received from the Rating Agencies with respect to the Senior Notes;

(vi)    promptly upon its knowledge thereof give notice to the Collateral Agent (on behalf of the holders of the Senior Notes), the Swap Counterparty and the Rating Agencies of the existence of any litigation against the Company;

(vii)    give prompt notice to the Collateral Agent (on behalf of the holders of the Senior Notes), the Swap Counterparty, the Rating Agencies and the SLN Placement Agents of any material change to the articles of incorporation or by-laws of the Seller; and

(viii)    provide, on or prior to June 30 of each year, to the Collateral Agent, the SLN Placement Agents and the Swap Counterparty a certificate of the Company certifying that the ratings assigned by the Rating Agencies in respect of any outstanding Senior Notes have not been withdrawn or downgraded since the date hereof.

Delivery of such reports, information and documents to the Collateral Agent, the Custodian or the Depositary under this section is for informational purposes only and each recipient’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants.

(d)    Payment of Obligations.  The Company will pay and discharge in a timely manner in accordance with the terms of the Program Documents, at or before maturity, all of its respective material obligations and liabilities, including, without limitation, tax liabilities and other governmental claims, except where the same may be contested in good faith by appropriate proceedings, will maintain, in accordance with GAAP, reserves as appropriate for the accrual of any of the same, and will comply in all material respects with its obligations in the Program Documents.

(e)    Conduct of Business and Maintenance of Existence.  The Company will maintain its existence as a limited liability company validly existing and in good standing under the laws of the State of Delaware and duly qualified as a foreign limited liability company licensed under the laws of each state in which the failure to so qualify would have a material adverse effect on the business and operations of the Company.

(f)    Compliance with Laws.  The Company will comply in all respects with all Requirements of Law and all applicable laws, ordinances, rules, regulations, and requirements of Governmental Authorities (including, without limitation, ERISA and the rules and regulations thereunder) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings and where such noncompliance would not materially and adversely affect the condition, financial or otherwise, operations, performance, properties or prospects of the Company or its ability to carry out the transactions contemplated in this Security Agreement and each other Program Document; provided, however, such noncompliance will not result in a Lien (other than a Permitted Lien) on any Assets of the Company.

(g)    Inspection of Property, Books and Records.  The Company will keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its Assets, business and activities in accordance with GAAP; and will permit the Collateral Agent and its agents and representatives to visit and inspect any of its properties, to examine and make abstracts from any of its books and records and to discuss its affairs, finances and accounts with its representatives, employees and independent public accountants, all at such reasonable times upon reasonable notice and as often as may reasonably be requested.

(h)    Compliance with Program Documents.  The Company will perform and comply with each and every obligation, covenant and agreement required to be performed or observed by it in or pursuant to this Security Agreement and each other Program Document to which it is a party and will not take any action which would permit any party to have the right to refuse to perform any of its respective obligations under any Program Document.

(i)    Notice of Defaults.

(i)    Promptly upon becoming aware of any Potential Event of Default or Event of Default under this Security Agreement, the Company shall give the Collateral Agent, the Swap Counterparty, any SLN Placement Agent, the Depositary and the Rating Agencies notice thereof, together with a certificate of the Company setting forth the details thereof and any action with respect thereto taken or contemplated to be taken by the Company.

(ii)    Promptly upon becoming aware of any default under any Program Document other than this Security Agreement, the Company shall give the Collateral Agent, any SLN Placement Agent, the Swap Counterparty, the Depositary, and the Rating Agencies notice thereof.

(j)    Notice of Material Proceedings.  Promptly upon becoming aware thereof, the Company shall give the Collateral Agent, the Swap Counterparty and the Rating Agencies written notice of the commencement or existence of any proceeding by or before any Governmental Authority against or affecting the Company which is reasonably likely to have a material adverse effect on the business, condition (financial or otherwise), results of operations, properties or performance of the Company or the ability of the Company to perform its obligations under this Security Agreement or under any other Program Document to which it is a party.

(k)    Further Requests.  The Company will promptly furnish to the Depositary, the Collateral Agent, the Swap Counterparty and the Rating Agencies such other information as, and in such form as the Swap Counterparty, the Depositary, the Collateral Agent or the Rating Agencies may reasonably request in connection with the transactions contemplated hereby.

(l)    Further Assurances.

(i)    The Company shall do such further acts and things, and execute and deliver to the Depositary, the Collateral Agent, the Swap Counterparty and the Secured Parties such additional assignments, agreements, powers and instruments, as the Depositary, the Collateral Agent, the Swap Counterparty or the Required Senior Noteholders reasonably determine to be necessary to carry into effect the purposes of this Security Agreement or the other Program Documents or to better assure and confirm unto the Depositary, the Collateral Agent or the Secured Parties their rights, powers and remedies hereunder including, without limitation, the filing of any financing statement, amendment statement or continuation statement under the UCC in effect in any jurisdiction with respect to the liens and security interests granted hereby. The Company also hereby acknowledges that the Collateral Agent has the right but not the obligation to file any such financing statement, amendment statement or continuation statement without further authorization of the Company to the extent permitted by applicable law. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, chattel paper or other instrument, such note, chattel paper or instrument shall be deemed to be held in trust and immediately pledged and physically delivered to the Collateral Agent hereunder, and shall, subject to the rights of any Person in whose favor a prior Lien has been perfected, be duly endorsed in a manner satisfactory to the Collateral Agent and delivered to the Collateral Agent promptly. Without limiting the generality of the foregoing provisions of this Section 3.05(1), the Company shall take all actions that are required to maintain the security interest of the Collateral Agent on behalf of the Secured Parties in the Collateral pledged pursuant to this Security Agreement as a perfected security interest subject to no prior Liens, including, without limitation, filing all UCC financing statements, continuation statements and amendments thereto necessary to achieve the foregoing. The Company further agrees that it will not, without Rating Agency Confirmation and the prior written consent of the Collateral Agent and the Swap Counterparty, exercise any right, remedy, power or privilege available to it with respect to any obligor under the Collateral, take any action to compel or secure performance or observance by any obligor of its obligations to the Company, or give any consent, request, notice, direction, approval, extension or waiver with respect to any obligor, except as otherwise expressly permitted by the Program Documents. Notwithstanding anything herein to the contrary, the Collateral Agent shall be under no obligation to file or prepare any financing statement or continuation statement or to take any action or to execute any further documents or instruments in order to create, preserve, or perfect the security interest granted herein, such obligations being solely the obligations of the Company.

(ii)    The Company will warrant and defend the Collateral Agent’s right, title and interest in and to the Collateral and the income, distributions and proceeds thereof, for the benefit of the Collateral Agent on behalf of the Secured Parties, against the claims and demands of all Persons whomsoever.

(iii)    The Company will provide to the Collateral Agent and the Swap Counterparty, no more frequently than on each anniversary of the date of this Agreement, an Opinion of Counsel to the effect that no UCC financing or continuation statements are required to be filed with respect to any of the Collateral in which a security interest may be perfected by the filing of UCC financing statements.

(m)    Certain Documents.    The Company will not take any action that would permit (i) the Seller or the Servicer to refuse to perform any of their respective obligations under the Program Documents or (ii) the Depositary to refuse to perform its obligations under any Program Documents to which it is a party. The Company will not terminate the SLN Placement Agent Agreement or the Depositary Agreement before entering into a secured liquidity note placement agreement or depositary agreement, as the case may be, which is substantially similar to the SLN Placement Agent Agreement or the Depositary Agreement, as the case may be.

(n)    Liens.  The Company will not create, incur, assume or permit to exist any Lien upon any of its Assets (including the Collateral), other than (i) Liens in favor of the Collateral Agent for the benefit of the Secured Parties, (ii) Permitted Liens, (iii) Liens permitted under the Program Documents and (iv) liabilities for services supplied or furnished to the Company (including reasonable accountants’ and attorneys’ fees); provided, that the aggregate amount of the liabilities described in subpart (iv) shall not exceed $500,000 at any one time outstanding.

(o)    Other Indebtedness.  The Company will not create, assume, incur, suffer to exist or otherwise become or remain liable in respect of any Indebtedness other than (i) Indebtedness hereunder and (ii) Indebtedness permitted under any other Program Document.

(p)    Mergers.  The Company will not merge or consolidate with or into any other Person.

(q)    Sales of Assets.  The Company will not sell, lease, transfer, liquidate or otherwise dispose of any Assets, except as contemplated by the Program Documents.

(r)    Capital Expenditures.  The Company will not make any expenditure (by long-term or operating lease or otherwise) for, or otherwise own, capital assets (both realty and personalty).

(s)    Dividends.  The Company shall not make any distributions to any holders of its securities without the consent of the Swap Counterparty and the Collateral Agent, acting at the direction of the Required Senior Noteholders except as provided under the Program Documents.

(t)    Name; Principal Office.  The Company will neither (a) change the location of its organization, chief executive office or principal place of business (within the meaning of the applicable UCC) without sixty (60) days’ prior written notice to the Depositary and the Collateral Agent nor (b) change its name without prior written notice to the Depositary and the Collateral Agent sufficient to allow it to make all filings (including filings of financing statements on form UCC-1) and recordings necessary to maintain the perfection of the interest of the Collateral Agent on behalf of the Secured Parties in the Collateral pursuant to this Security Agreement. In the event that the Company desires to so change its office or change its name, the Company will make any required filings and prior to actually changing its office or its name the Company will deliver to the Collateral Agent, the Swap Counterparty and the Depositary (i) an Officer’s Certificate and (except with respect to a change of the location of the Company’s chief executive office or principal place of business to a new location in the same county) an Opinion of Counsel confirming that all required filings have been made to continue the perfected interest of the Collateral Agent on behalf of the Secured Parties in the Collateral in respect of the new office or new name of the Company and (ii) copies of all such required filings with the filing information duly noted thereon by the office in which such filings were made.

(u)    Organizational Documents.  The Company will not amend any of its organizational documents, including its certificate of formation or limited liability company agreement, unless, prior to such amendment, each Rating Agency confirms that after such amendment the Rating Agency Confirmation Condition will be met and the Collateral Agent and the Swap Counterparty consent to such amendment.

(v)    Investments.  The Company will not make, incur, or suffer to exist any loan, advance, guarantee, extension of credit or other investment in any Person other than pursuant to the Program Documents and with respect to Eligible Investments and, in addition, without limiting the generality of the foregoing, the Company will not direct the Collateral Agent to make any Eligible Investments on the Company’s behalf that would have the effect of causing the Company to be an “investment company” within the meaning of the Investment Company Act.

(w)    No Other Agreements.  The Company will not (a) enter into or be a party to any agreement or instrument other than any Program Document, agreements entered into in the ordinary course of its business or documents and agreements incidental thereto or (b) except as provided for in Section 10.01, amend, modify or waive any provision of any Program Document to which it is a party, or (c) give any approval or consent or permission provided for in any Program Document.

(x)    Other Business.  The Company will not engage in any business or enterprise or enter into any transaction other than (i) as contemplated by the Program Documents or (ii) activities related to or incidental to any of the foregoing.

(y)    Secured Liquidity Notes.  The Company shall not issue Secured Liquidity Notes to the Seller, any Affiliate of the Seller or any trust or other entity to which the Seller or any Affiliate of the Seller is a depositor or service bearing interest (or at a discount) in excess of a commercially reasonable rate.

(z)    Rule 144A Information Requirement.  For so long as any of the Senior Notes remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, make available to any holder of Senior Notes in connection with any sale thereof and any prospective purchaser of Senior Notes from such holder of Senior Notes in each case upon request, the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Securities Act.

(aa)    Use of Proceeds of Senior Notes.  The Company shall use the proceeds of Senior Notes solely for one or more of the following purposes: (a) to pay the Company’s Obligations when due, in accordance with this Security Agreement; and (b) to acquire Eligible Loans from the Seller.

(bb)    Program Document Information.  The Company shall, or shall cause the Seller or Servicer to, provide the Collateral Agent and the Swap Counterparty with copies of all reports, notices, statements and certificates delivered under the Program Documents, and any other information that the Collateral Agent or the Swap Counterparty shall reasonably request. Delivery of such reports, notices, information and documents to the Collateral Agent under this section and Section 3.05(z) is for informational purposes only and the Collateral Agent’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants.

(cc)    Non-Petition Agreement.  The Company shall cause each party to the Program Documents and each party to any other document incidental or related to any Program Document, to covenant and agree that it shall not, prior to the date which is one year and one day (or if longer, the applicable preference period then in effect) after the payment in full of the latest maturing Senior Note, acquiesce, petition or otherwise, directly or indirectly, invoke or cause the Company to invoke the process of any governmental authority for the purpose of commencing or sustaining a case against the Company under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Company or any substantial part of its property or ordering the winding up or liquidation of the affairs of the Company.

ARTICLE IV

SECURED LIQUIDITY NOTES

Section 4.01    Conditions to Effectiveness.  The ability of the Company to issue Secured Liquidity Notes shall commence on the first day (the “Effective Date”) on which all of the following conditions have been satisfied (or waived in accordance with this Security Agreement):

(a)    Depositary Agreement.  The Company and the Depositary shall have executed and delivered the Depositary Agreement, which shall be in full force and effect, and the Collateral Agent shall have received a fully executed counterpart thereof.

(b)    Mortgage Loan Purchase and Servicing Agreement.  The Seller and the Company shall have executed and delivered the Mortgage Loan Purchase and Servicing Agreement, which shall be in full force and effect, and the Collateral Agent shall have received a photocopy of a fully executed counterpart thereof.

(c)    Structuring Fee.  The structuring fee of the Calculation Agent, as separately agreed between the Issuer and the Calculation Agent, and the fees and expenses of counsel to the Calculation Agent and the Swap Counterparty shall have been paid on or prior to the Effective Date.

(d)    LLC Agreement.  The initial member and the special member shall have executed and delivered the LLC Agreement, and the Collateral Agent shall have received a fully executed copy thereof, which shall be in full force and effect. A copy of each closing document delivered to the Company under the LLC Agreement shall have been delivered to the Collateral Agent.

(e)    Security Agreement.  The Company and the Collateral Agent shall have executed and delivered this Security Agreement, which shall be in full force and effect, and the Collateral Agent shall have received a fully executed counterpart thereof.

(f)    Custodial Agreement.  The Company, the Seller, the Collateral Agent and the Custodian shall have executed and delivered the Custodial Agreement, which shall be in full force and effect, and the Collateral Agent shall have received a fully executed counterpart thereof.

(g)    SLN Placement Agent Agreement.  The Company and the SLN Placement Agents shall have executed and delivered the SLN Placement Agent Agreement in respect of the Secured Liquidity Notes, which shall be in full force and effect, and the Collateral Agent shall have received a fully executed counterpart thereof.

(h)    No Event of Default or Servicer Event of Default.  No Event of Default or Servicer Event of Default shall have occurred and be continuing on the Effective Date nor will any Event of Default or Servicer Event of Default result from the consummation of the initial issuance of Secured Liquidity Notes on such date.

(i)    Representations and Warranties.  All representations and warranties of (i) the Company contained in this Security Agreement and in the other Program Documents or in any document, certificate or financial or other statement delivered in connection herewith or therewith, (ii) the Servicer contained in the Servicer Documents, and (iii) the Seller contained in the Seller Documents shall be true and correct in all material respects and with the same force and effect as though such representations and warranties had been made as of the Effective Date.

(j)    Opinions of Counsel.  The Collateral Agent shall have received signed opinions, addressed to the Collateral Agent from Mayer, Brown, Rowe & Maw LLP, special counsel to the Seller and the Company, and an opinion of counsel for the Swap Counterparty, as to such matters as the Collateral Agent may reasonably request. The Collateral Agent shall have also received a copy, addressed to the Collateral Agent or if not addressed to the Collateral Agent, then the Collateral Agent shall have received a letter stating that the Collateral Agent shall be entitled to rely thereon, of each opinion delivered to the Rating Agencies in connection with the rating of the Secured Liquidity Notes.

(k)    Closing Certificates.  The Collateral Agent shall have received a certificate dated the date hereof and executed by the chairman of the board, vice chairman of the board, president, the Manager, any vice president, secretary, treasurer, assistant secretary or any assistant treasurer (or a Person with a delegation of authority from any such officer) of (i) the Company stating that all of the conditions with respect to the Company specified in Section 4.01 are then satisfied, (ii) the Servicer stating that the conditions with respect to the Servicer specified in Section 4.01 are then satisfied, and (iii) the Seller stating that the conditions with respect to the Seller specified in Section 4.01 are then satisfied.

(l)    Filings, etc.  All filings (including, without limitation, pursuant to the UCC) and recordings shall have been accomplished with respect to this Security Agreement in such jurisdictions as may be required by law to establish, perfect, protect and preserve the rights, titles, interests, remedies, powers, privileges, first priority liens and security interests of the Collateral Agent in the Collateral covered by this Security Agreement and any giving of notice or the taking of any other action to such end (whether similar or dissimilar) required by law shall have been given or taken (it being understood that no filings of Assignments of Mortgages relating to the Mortgage Loans purchased by the Company will generally be required). On or prior to the Effective Date, the Collateral Agent shall have received satisfactory evidence as to any such filing, recording, registration, giving of notice or other action so taken or made.

(m)    Company Documents.  The Collateral Agent shall have received copies of the organizational documents of the Company and the Seller, Board of Directors resolutions or similar authorizing resolutions of the Company and the Seller in respect of the Program Documents and the Mortgage Loan Purchase and Servicing Agreement, as applicable, and incumbency certificates of the Company and the Seller, all certified by appropriate authorities.

(n)    Bank Accounts.  The Collateral Account, the Collection Account, the Allocated Expense Account and the Secured Liquidity Note Account shall have been established.

(o)    [reserved]

(p)    Secured Liquidity Notes Ratings.  The Secured Liquidity Notes shall have been rated “A-l+” by S&P and “P-1” by Moody’s, the Collateral Agent shall have received a copy of each letter evidencing any such rating and such ratings shall continue in full force and effect on the Effective Date.

(q)    Other Instruments and Documents.  The Collateral Agent shall have received such other instruments and documents as the Collateral Agent may have reasonably requested, and all instruments and documents delivered pursuant to this Section 4.01 shall be reasonably satisfactory in form and substance to the Collateral Agent.

(r)    Fees.  The fees and expenses of the Depositary, the Custodian and the Collateral Agent, and the fees and expenses of their counsel, and the up-front fees payable to the Rating Agencies, shall have been paid on or prior to the Effective Date.

(s)    Effective Date.  The Company shall have given notice to the Collateral Agent and the Depositary of the Effective Date, in the form of a certificate in the form of Exhibit A hereto.

(t)    Total Return Swap.  The Company and the Swap Counterparty shall have executed and delivered the Total Return Swap, which shall be in full force and effect, and the Collateral Agent shall have received a fully executed counterpart thereof. No Additional Termination Event (as defined in the Total Return Swap) shall have occurred and be continuing.

(u)    Reserve Fund.  The Collateral Agent shall have received evidence not later than the date on which the Company first purchases a Mortgage Loan under the Mortgage Loan Purchase and Servicing Agreement that the Reserve Fund has been established and funded in an amount equal to the Initial Required Reserve Fund Amount.

(v) Back-Up Servicer. The Back-Up Servicer shall have entered into the Back-Up Servicer Agreement.

Section 4.02 Issuance of Secured Liquidity Notes. The issuance and payment provisions of the Secured Liquidity Notes, to the extent not covered in this Security Agreement, will be as set forth in the Depositary Agreement.

(a) The Company shall have the right to issue or deliver Classes of Secured Liquidity Notes from time to time on and after the Effective Date, unless (i) any condition precedent specified in Section 4.03 with respect to the issuance of Classes of Secured Liquidity Notes has not been satisfied or waived or (ii) the issuance of Classes of Secured Liquidity Notes is prohibited by the provisions of Section 4.02(c) hereof. If any of the events described in clauses (i) and (ii) of the immediately preceding sentence has occurred, then the Company shall not direct the Collateral Agent or the Depositary to issue or deliver Classes of Secured Liquidity Notes.

(b) The Company agrees that each note constituting Secured Liquidity Notes shall (i) be in the form attached to the Depositary Agreement and be completed in accordance with this Security Agreement and the Depositary Agreement, (ii) be dated the date of issuance thereof, (iii) be made payable to the order of a named payee or bearer, (iv) be in a face amount (if issued on a discount basis) or a principal amount (if issued on an interest-bearing basis) of $250,000 or an integral multiple of $1,000 in excess thereof and (v) be exempt from or sold in a transaction exempt from the registration requirements of the Securities Act. Subject to the provisions of the Depositary Agreement, all Secured Liquidity Notes shall be delivered and issued against payment therefor in collected funds which are immediately available on the date of issuance, and otherwise in accordance with the terms of this Security Agreement and the Depositary Agreement.

(c) In the event that (i) an injunction suspending the issuance of Secured Liquidity Notes shall have been issued or proceedings therefor shall have been initiated by the Securities and Exchange Commission, (ii) the Company or any other Person shall have been found in a judicial or administrative proceeding to have violated the Securities Act in connection with the issuance of the Secured Liquidity Notes, or (iii) the Company or the SLN Placement Agents shall have filed a registration statement with the Securities and Exchange Commission seeking to register the Secured Liquidity Notes under the Securities Act, then, in any such event, the Company shall not thereafter issue or sell any Secured Liquidity Notes. The Company shall give the Collateral Agent, the SLN Placement Agents, the Depositary, the Swap Counterparty and the Rating Agencies notice of any of the events described in this Section 4.02(c).

Section 4.03 Conditions Precedent to Issuance of Secured Liquidity Notes. The right of the Company to issue Secured Liquidity Notes is subject to the conditions that at the time of each such issuance and after giving effect thereto:

(a) Ratings. The Secured Liquidity Notes shall be rated “A-1+” by S&P, and “P-1” by Moody’s.

(b) No Event of Default. No event of default under any Program Document and no Event of Default and no Termination Event shall have occurred and be continuing and the Company shall have made a determination that no event of default under any Program Document and no Event of Default will result from the issuance of such Secured Liquidity Notes.

(c) Representations and Warranties. All representations and warranties of the Company contained in this Security Agreement and in the other Program Documents or in any document, certificate or financial or other statement delivered in connection herewith or therewith shall be true and correct in all material respects with the same force and effect as though such representations and warranties had been made on and as of the day of such issuance.

(d) Accounts. The Reserve Accounts, the Collateral Account, the Collection Account, the Extended Notes Distribution Account and the Secured Liquidity Note Account, and any funds on deposit in, or otherwise to the credit of, the Reserve Accounts, Collateral Account, the Collection Account, the Extended Notes Distribution Account and the Secured Liquidity Note Account shall not be subject to any writ, order, stay, judgment, warrant of attachment or execution or similar process.

(e) Borrowing Base. After giving effect to such issuance of Secured Liquidity Notes on such day, the payment of Secured Liquidity Notes maturing or matured on such day, the payment of outstanding Extended Notes on such day, and the purchase of additional Mortgage Loans on such day, the Credits Outstanding on such day will not exceed the sum of (A) the excess of the Outstanding Purchase Price of Mortgage Loans over the Outstanding Purchase Price of any Defaulted Loans owned by the Company on such day, (B) the Capitalized Interest Component on such day, and (C) any cash and Eligible Investments in the Collateral Account held by the Company on such day (to the extent not included in the definition of Credits Outstanding). At no time shall the aggregate principal amount of the Secured Liquidity Notes then outstanding be greater than the Program Size.

(f) Downgrade. No downgrade, qualification or withdrawal of the long-term unsecured debt rating of the Swap Counterparty below “AA-” by S&P, “Aa3” by Moody’s or, if rated by Fitch, “AA-” by Fitch or of its short-term unsecured debt rating below “A-1+” by S&P, “P-1” by Moody’s or, if rated by Fitch, “F1+” by Fitch shall have occurred and be continuing.

(g) Mortgage Loans Purchased. The aggregate amount of all Mortgage Loans purchased and held by the Company at any given time does not, and will not, exceed the maximum amount set forth in the Mortgage Loan Purchase and Servicing Agreement.

(h) Mortgage Loans Sold. The Company shall be in compliance with the Portfolio Aging Limitations, the Portfolio Criteria and the Wet Funded Loan Limitation (as such terms are defined in the Mortgage Loan Purchase and Servicing Agreement).

(i) SLN Maturity. Each Secured Liquidity Note has an Expected Maturity that is not more than one hundred and eighty (180) calendar days after its issuance date and a Final Maturity that is one hundred and eighty (180) calendar days after its Expected Maturity.

(j) No Extended Notes. No Extended Notes are outstanding unless after giving effect to such new issuance of Secured Liquidity Notes sufficient funds will be available to fully repay (x) all outstanding Extended Notes and (y) all Secured Liquidity Notes maturing on such date.

The Company hereby agrees that each issuance of Secured Liquidity Notes constitutes a representation and warranty by the Company that the conditions specified above are then satisfied and will be satisfied immediately after giving effect thereto.

Section 4.04 Conversion to Extended Notes. (a) Upon the failure of any Class of Secured Liquidity Notes to be fully paid on its Expected Maturity, without any notice or other further action by any Person, the Company shall be deemed to have advised the Clearing Agency that such Class of Secured Liquidity Notes has been converted, as of such Expected Maturity, to a Class of Extended Notes.

(b) Upon any such conversion with respect to any Class of Secured Liquidity Notes, the Collateral Agent shall notify the Depositary of such conversion to a Class of Extended Notes. The initial aggregate principal amount of each Class of Extended Notes deemed issued upon conversion of the related Class of Secured Liquidity Notes shall be equal to the aggregate face amount of such Class of Secured Liquidity Notes (or, in the case of Secured Liquidity Notes issued on an interest bearing basis, the aggregate principal and accrued interest of such Class of Secured Liquidity Notes). The Company shall provide written notice to the Rating Agencies and the Swap Counterparty of any conversion of a Class of Secured Liquidity Notes to a Class of Extended Notes.

Section 4.05 Proceeds. The proceeds of Secured Liquidity Notes shall be used by the Company only to (i) acquire Mortgage Loans, (ii) pay matured and maturing Secured Liquidity Notes, including interest and/or discount thereon, (iii) pay outstanding Extended Notes, including interest thereon, in accordance with the terms of the Program Documents, and (iv) make payments in accordance with Sections 2.01 and 6.03 hereof.

Section 4.06 Calculation of Extended Note Interest. (a) For purposes of calculating the Extended Note Rate for each Class of Extended Notes, the Company hereby appoints the Collateral Agent as the Extended Note Calculation Agent. The Extended Note Calculation Agent may be removed by the Company at any time. If the Extended Note Calculation Agent is unable or unwilling to act as such or is removed by the Company, or if the Extended Note Calculation Agent fails to determine the Extended Note Rate for each Class of Extended Notes and the Aggregate Extended Note Monthly Interest for any Interest Period, the Company will promptly appoint as a replacement Extended Note Calculation Agent a leading bank which is engaged in transactions in Eurodollar deposits in the international Eurodollar market. The Extended Note Calculation Agent may not resign its duties without a successor having been duly appointed by the Company.

(b) LIBOR shall be determined by the Extended Note Calculation Agent in accordance with the following provisions:

(i) On the second Business Day prior to the commencement of the applicable Interest Period (or, in the case of the initial Interest Period, on the related Expected Maturity) (each such day, a “LIBOR Determination Date”), “LIBOR” shall equal the rate, as obtained by the Extended Note Calculation Agent, for one-month Eurodollar deposits which appears on Telerate Page 3750 (as defined in the publication “2000 ISDA Definitions” published by the International Swaps and Derivatives Association, Inc.) or such other page as may replace Telerate Page 3750, as it relates to U.S. dollars, as of 11:00 a.m. (London time) on such LIBOR Determination Date.

(ii) If, on any LIBOR Determination Date, such rate does not appear on Telerate Page 3750, the Extended Note Calculation Agent shall determine the arithmetic mean of the offered quotations of the Reference Banks to leading banks in the London interbank market for one-month Eurodollar deposits in an amount determined by the Extended Note Calculation Agent by reference to requests for quotations as of approximately 11:00 a.m. (London time) on the LIBOR Determination Date made by the Extended Note Calculation Agent to the Reference Banks. If, on any LIBOR Determination Date, at least two of the Reference Banks provide such quotations, LIBOR shall equal such arithmetic mean of such quotations. If, on any LIBOR Determination Date, only one or none of the Reference Banks provide such quotations, LIBOR shall be deemed to be the arithmetic mean of the offered quotations that leading banks in The City of New York selected by the Extended Note Calculation Agent are quoting on the relevant LIBOR Determination Date for one-month Eurodollar deposits in an amount determined by the Extended Note Calculation Agent by reference to the principal London offices of leading banks in the London interbank market; provided, however, that if the Extended Note Calculation Agent is required but is unable to determine a rate in accordance with at least one of the procedures provided above, “LIBOR” shall be LIBOR as determined on the previous LIBOR Determination Date. As used herein, “Reference Banks” means four major banks in the London interbank market selected by the Extended Note Calculation Agent.

As soon as possible after 11:00 a.m. (London time) on each LIBOR Determination Date, but in no event later than 11:00 a.m. (London time) on the Business Day immediately following each LIBOR Determination Date, the Extended Note Calculation Agent will cause the Extended Note Rate for the next Interest Period and the applicable Aggregate Extended Note Monthly Interest for such Interest Period payable in respect of the Extended Notes on the related Distribution Date to be given to the Company, the Depositary and any paying agent. The Extended Note Calculation Agent will also specify to the Company and the Depositary the quotations upon which the Extended Note Rate is based, and in any event the Extended Note Calculation Agent shall notify the Company before 5:00 p.m. (London time) on each LIBOR Determination Date that either: (i) it has determined or is in the process of determining the Extended Note Rate and the applicable Aggregate Extended Note Monthly Interest or (ii) it has not determined and is not in the process of determining the Extended Note Rate and the applicable Aggregate Extended Note Monthly Interest, together with its reasons therefor. For the sole purpose of calculating the Extended Note Rate, “Business Day” shall be any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

Section 4.07 Payment of Extended Note Interest. (a) The discount representing interest on each Secured Liquidity Note will be payable pursuant to the terms of the Depositary Agreement on the related Expected Maturity or redemption date (if such Secured Liquidity Note is redeemed prior to such Expected Maturity in accordance with Section 7.02 hereof) with funds provided therefor pursuant to Section 6.03 of this Security Agreement; provided, however, that if such funds provided under this Security Agreement are insufficient to repay the face amount of all outstanding Secured Liquidity Notes having the same Expected Maturity on such Expected Maturity, then no interest will be paid in respect of such Classes on such date and such Classes shall thereupon be converted into Extended Notes pursuant to Section 4.04 hereof. With respect to the payment of interest on the Extended Notes, on each Distribution Date commencing with the second Distribution Date following such Expected Maturity, the Collateral Agent, in accordance with a certificate or other statement based upon the Servicer Report, shall withdraw the amounts required to be withdrawn from the Collateral Account and deposit such amounts in the Extended Notes Distribution Account, maintained with the Depositary, pursuant to this Section 4.07 in respect of all funds available for such Interest Period and allocated to the holders of the Extended Notes pursuant to Section 6.03(b) of this Security Agreement.

On each Determination Date, the Collateral Agent shall notify the Depositary and the Servicer in writing as to the amount to be withdrawn and paid pursuant to this Section 4.07 from the Collateral Account to the extent funds are anticipated to be available and allocable to the Extended Notes in respect of (x) first, an amount equal to Extended Note Monthly Interest for the related Interest Period and (y) second, an amount equal to the amount of any unpaid Extended Note Shortfall as of the preceding Distribution Date (together with any accrued interest on such Extended Note Shortfall). If the amounts described in this Section 4.07 are not sufficient to pay Extended Note Monthly Interest on any Distribution Date, payments of interest to the holders of Extended Notes will be reduced on a pro rata basis by the amount of such deficiency. The aggregate amount, if any, of such deficiency on any Distribution Date shall be referred to as the “Extended Note Shortfall.” Interest shall accrue on the Extended Note Shortfall at the Extended Note Rate. On each Distribution Date, the Collateral Agent shall withdraw the amounts described in this Section 4.07 from the Collateral Account and deposit such amounts in the Extended Notes Distribution Account.

Section 4.08 Payment of Senior Note Principal. The principal in respect of each Secured Liquidity Note will be payable pursuant to the terms of the Depositary Agreement on the related Expected Maturity or redemption date (if such Secured Liquidity Note is redeemed prior to such Expected Maturity in accordance with Section 7.02 hereof) with funds provided therefor pursuant to Section 6.03 of this Security Agreement; provided, however, that if such funds provided under this Security Agreement are insufficient to repay the face amount of all outstanding Secured Liquidity Notes having the same Expected Maturity on such Expected Maturity, then no principal will be paid in respect of such Classes on such date and such Classes shall thereupon be converted into Extended Notes pursuant to Section 4.04 hereof; provided, further, the principal in respect of the Secured Liquidity Notes may only be paid if no Extended Notes would be outstanding after giving effect to all payments made on such date. The principal in respect of any Extended Note (x) upon at least five Business Days’ notice to DTC, the Depositary and the Collateral Agent, may be paid in whole, but not in part, on any day at the option of the Company to the extent of available principal payments on the Mortgage Loans, sale proceeds in respect of the Mortgage Loans, payments to the Company under the Total Return

Swap in respect of the Mortgage Loans and proceeds from the issuance of new Classes of Secured Liquidity Notes, provided that after giving effect to all payments made on such date no outstanding Class of Extended Notes has the same or an earlier Final Maturity and (y) unless earlier redeemed, will be repaid in full on the Final Maturity of such Extended Note. With respect to each Class of Extended Notes, on the applicable principal payment date, in accordance with a certificate or other statement based upon the related report generated by the Servicer, the Collateral Agent shall withdraw the amount set forth therein as principal payable in respect of the applicable Class of Extended Notes from the Collateral Account and deposit such amount in the Extended Notes Distribution Account maintained with the Depositary, to be paid to the holders of the applicable Class of Extended Notes on such date. On the Determination Date prior to the related Final Maturity, the Collateral Agent shall notify the Servicer in writing as to the amount of remaining principal outstanding in respect of the applicable Class of Extended Notes. On each Final Maturity, in accordance with the related Servicer Report, the Collateral Agent shall withdraw such amount of remaining principal in respect of the applicable Class of Extended Notes from the Collateral Account and deposit such amount in the Extended Notes Distribution Account maintained with the Depositary, to be paid to the holders of the applicable Class of Extended Notes. The remaining entire principal amount (plus accrued interest thereon) of all Extended Notes of a Class shall be due and payable on the applicable Final Maturity.

Section 4.09 Program Size. The Company may, with the consent of the Swap Counterparty and the Collateral Agent, increase the Program Size; provided, however, that no increase in the Program Size may be made unless after giving effect to such increase (i) the maximum aggregate notional amount of the Total Return Swap shall be at least equal to the Program Size and (ii) the Company shall obtain written confirmation from each of the Rating Agencies that such increase shall not cause the reduction or withdrawal of any rating on the Senior Notes.

ARTICLE V

ASSIGNMENT

Section 5.01 Assignment. In order to secure and to provide for the repayment of the Obligations, the Company hereby assigns, conveys, transfers, delivers and sets over unto the Collateral Agent for the benefit of the Secured Parties and hereby grants to the Collateral Agent for the benefit of each Secured Party a security interest in, control over, and lien on all of the following, including, without limitation, all accounts, money, chattel paper, securities, instruments, documents, deposit accounts, certificates of deposit, letters of credit, letter of credit rights, advices of credit, banker’s acceptances, uncertificated securities, securities accounts, security entitlements, investment property, general intangibles, contract rights, goods and other property consisting of, arising from or relating to the following (all of the following indicated in (i) through (v) being referred to as the “Assigned Collateral”):

(i) all right, title and interest of the Company in, to and under the Mortgage Loans (including the contents of the Mortgage Loan Files) purchased by the Company from time to time pursuant to the Mortgage Loan Purchase and Servicing Agreement, including without limitation, all monies due and to become due to the Company under or in connection with such Mortgage Loans, all dividends, earnings, income, rents, issues, profits or other distributions of cash or other property in respect of such Mortgage Loans and all rights, remedies, powers, privileges and claims of the Company, as holder of such Mortgage Loans, against (i) the Seller under or with respect to the Mortgage Loan Purchase and Servicing Agreement (whether arising pursuant to the terms of the Mortgage Loan Purchase and Servicing Agreement or otherwise available to the Company at law or in equity), and (ii) the Servicer under or with respect to the Mortgage Loan Purchase and Servicing Agreement (whether arising pursuant to the terms of the Mortgage Loan Purchase and Servicing Agreement or otherwise available to the Company at law or in equity), including, without limitation, the rights of the Company to enforce the Mortgage Loan Purchase and Servicing Agreement and the respective obligations of the Seller and the Servicer thereunder and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to the Mortgage Loan Purchase and Servicing Agreement or the respective obligations of the Seller or the Servicer thereunder to the same extent as the Company could but for the assignment and security interest granted to the Collateral Agent in this Section 5.01;

(ii) all right, title and interest of the Company in, to and under the Program Documents, including, without limitation, all monies due and to become due to the Company thereunder or in connection therewith, whether payable as fees, expenses, costs, indemnities, insurance recoveries, damages for the breach of any of the Program Documents or otherwise, and all rights, remedies, powers, privileges and claims of the Company under or with respect to the Program Documents (whether arising pursuant to the terms of the Program Documents or otherwise available to the Company at law or in equity), including, without limitation, the rights of the Company to enforce the Program Documents and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to the Program Documents to the same extent as the Company could but for the assignment and security interest granted to the Collateral Agent in this Section 5.01;

(iii) all right, title and interest of the Company in and to (x) monies on deposit in, or securities, financial assets, investment property or other assets credited to, (A) the Reserve Accounts, (B) the Allocated Expenses Account, (C) any account maintained pursuant to the Depositary Agreement and (D) the Collection Account (other than interest earned on amounts deposited therein) and any other accounts maintained pursuant to the Mortgage Loan Purchase and Servicing Agreement (excluding any escrow accounts maintained for obligors under the Mortgage Loans) or this Security Agreement, (y) all Eligible Investments held by the Company and (z) all cash held by the Company;

(iv) all additional property that may from time to time hereafter be subjected to the grant and pledge hereof by the Company or by anyone on its behalf, including the deposit with the Collateral Agent of additional monies by the Company; and

(v) all proceeds of any of the foregoing.

Notwithstanding the assignment and security interest so granted to the Collateral Agent, the Company shall nevertheless be permitted, subject to the provisions of Sections 5.03 and 5.04 and of Article VII hereof, to give all consents, requests, notices, directions, approvals, extensions or waivers, if any, which are required to be given by the Company by the specific terms of the Mortgage Loan Purchase and Servicing Agreement and the Program Documents and the assignment and security interest so granted to the Collateral Agent shall not relieve the Company from the performance of any term, covenant, condition or agreement on the Company’s part to be performed or observed under or in connection with the Mortgage Loan Purchase and Servicing Agreement and the Program Documents, or from any liability to the Seller or Servicer, or impose any obligation on the Collateral Agent or the Secured Parties to perform or observe any such term, covenant, condition or agreement on the Company’s part to be so performed or observed or impose any liability on the Collateral Agent or the Secured Parties for any act or omission on the part of the Company relative thereto or from any breach of any representation or warranty on the part of the Company contained in the Mortgage Loan Purchase and Servicing Agreement or the Program Documents, or made in connection therewith.

Section 5.02 Application of Assigned Collateral. The Company hereby acknowledges and agrees that, until this Security Agreement is terminated, all monies and other cash proceeds due and to become due to the Company under or in connection with the Assigned Collateral shall be paid directly to the Collateral Agent and that the Company agrees if any such monies or other cash proceeds shall be received by the Company, such monies and other cash proceeds will not be commingled by the Company with any of its other funds or property, but will be held separate and apart therefrom and shall be held in trust by the Company for, and promptly paid over to, the Collateral Agent. Unless and until an Event of Default shall have occurred and be continuing, and provided the Collateral Account or any funds on deposit in, or otherwise to the credit of, the Collateral Account are not then subject to any writ, order, judgment, warrant of attachment, execution or similar process, all monies and other cash proceeds received by the Collateral Agent pursuant to this Article shall be deposited in the Collateral Account for application as provided in Section 6.03 hereof. All monies and other cash proceeds held or deposited in the Collateral Account after the occurrence and during the continuance of an Event of Default and all monies and other cash proceeds received by the Collateral Agent pursuant to this Article V while the Collateral Account or any funds on deposit in, or otherwise to the credit of, the Collateral Account are subject to any writ, order, judgment, warrant of attachment, execution or similar process, shall be applied by the Collateral Agent to the payment or repayment in full of all outstanding Obligations, whether or not then due, in the order of priority specified in Section 2.01 hereof; provided, however, that any monies or other cash proceeds remaining after the payment or repayment in full of all outstanding Obligations shall be paid to the Servicer.

For purposes of determining the application to be made of such monies and other cash proceeds to the Servicer pursuant to clause Fifth of Section 2.01(b) hereof, the Collateral Agent may rely exclusively upon a certificate or other statement (a copy of which shall also be provided to the Company) of the Servicer as to the amount then owing to the Servicer. For purposes of determining the application to be made of such monies and other cash proceeds to any holder of any Secured Liquidity Notes pursuant to clause Third of Section 2.01(b) hereof, the Collateral Agent may rely exclusively upon a certificate or other statement (a copy of which shall also be provided to the Company) of the Depositary as to the amount then owing to such holder. For purposes of determining the application to be made of such monies and other cash proceeds to any holder of any Extended Notes pursuant to clause Third of Section 2.01(b) hereof, the Collateral Agent may rely exclusively on a certificate or other statement (a copy of which shall also be provided to the Company) of the Depositary as to the amount then owing to such holder. For purposes of determining the application to be made of such monies and other cash proceeds to the Swap Counterparty pursuant to clauses Second of Section 2.01(b) hereof, the Collateral Agent may rely exclusively upon a certificate or other statement (a copy of which shall also be provided to the Company) of the Servicer, acting as Calculation Agent under the Total Return Swap, as to the amount then owing to the Swap Counterparty. Any application to be made by the Collateral Agent of such monies and other cash proceeds pursuant to clause First or Fourth of Section 2.01(b) hereof may be made upon the Collateral Agent’s or the Custodian’s certificate or statement delivered to the Company setting forth in reasonable detail the nature of the Collateral Agent’s or the Custodian’s claim and the amount owing to the Collateral Agent or the Custodian on account thereof.

The Collateral Agent shall not be liable for any application of the monies and other cash proceeds received by the Collateral Agent pursuant to this Article V made in accordance with any certificate or direction delivered pursuant to this Section 5.02; provided, however, that no application of the monies and other cash proceeds received by the Collateral Agent pursuant to this Article V in accordance with any certificate delivered pursuant to this Section 5.02 shall be deemed to restrict or limit the right of the Company to contest with the purported obligee its respective liability in respect of the amount set forth in such certificate.

Section 5.03 Performance of Agreements. Promptly, whether or not following a request from the Collateral Agent to do so, and in any event at the Company’s own expense, the Company agrees (a) to take all such lawful action as the Collateral Agent may reasonably request to compel or secure the performance and observance by (i) the Seller or the Servicer of its obligations to the Company under or in connection with the Mortgage Loan Purchase and Servicing Agreement in accordance with the terms thereof, and (ii) any party to any Program Document in accordance with the terms thereof, and (b) to exercise any and all rights, remedies, powers and privileges lawfully available to the Company (i) under or in connection with the Mortgage Loan Purchase and Servicing Agreement and (ii) under or in connection with any Program Document, in every case to the extent and in the manner directed by the Collateral Agent, including, without limitation, the transmission of notices of default on the part of the Seller or the Servicer or any party to any Program Document and the institution of legal or administrative actions or proceedings to compel or secure performance by the Seller or the Servicer or any party to any Program Document of their respective obligations. Subject to Section 7.02, the Company further agrees that it will not, without the prior written consent of the Collateral Agent (on behalf of the holders of the Senior Notes) and the Swap Counterparty, (a) exercise any right, remedy, power or privilege available to it under or in connection with the Mortgage Loan Purchase and Servicing Agreement, (b) take any action to compel or secure performance or observance by (i) the Seller or the Servicer of its obligations to the Company under or in connection with the Mortgage Loan Purchase and Servicing Agreement or (ii) any party to any Program Document, or (c) give any consent, request, notice, direction, approval, extension or waiver to the Seller or the Servicer under the Mortgage Loan Purchase and Servicing Agreement not required to be exercised, taken, observed or given by the Company pursuant to the terms of the Mortgage Loan Purchase and Servicing Agreement.

Section 5.04 Amendments; Waivers. Without intending in any manner to derogate from the absolute nature of the assignment granted to the Collateral Agent by this Security Agreement or the rights of the Collateral Agent hereunder, the Company agrees that it will not without Rating Agency Confirmation and the prior written consent of the Collateral Agent and the Swap Counterparty, agree to amend, modify, supplement, terminate, waive or surrender (x) the terms of the Custodial Agreement or (y) the definition of “Assigned Collateral”, or assign its rights under any of the Program Documents or agree to any amendment, modification, supplement, termination, except as provided in Section 8.02 or 10.01 hereof, or surrender which would result in the release of any security interest granted in the Assigned Collateral, the Collateral Account or the Deposited Funds. If any such amendment, modification, supplement or waiver, as applicable, shall be so consented to by the required consenting parties, the Company agrees, promptly following a request by the required consenting parties to do so, to prepare, execute and deliver, in its own name and at its own expense, such agreements, instruments, consents and other documents as the required consenting parties may deem necessary or appropriate in the circumstances. Upon provision of such direction by the required consenting parties, the Collateral Agent shall also execute and deliver any such agreements, instruments, consents and other documents. The Company shall give prior notice of any amendment to each of the Rating Agencies.

Section 5.05 Location of Records. The Company hereby covenants and agrees that its chief place of business and chief executive office, and the place where its records pertaining to the Assigned Collateral will be kept, shall at all times be located in the offices of Von Karman Funding LLC, whose address is: 18400 Von Karman, Suite 1000, Irvine, CA 92612-1514.

Section 5.06 Notice of Default under Program Documents. The Company agrees, at its own expense, to give the Collateral Agent, the Depositary, the SLN Placement Agents, the Swap Counterparty and the Rating Agencies as soon as practicable (and in no event more than two Business Days thereafter) written notice of each default coming to the Company’s attention on the part of any Person, and of such Person’s obligations under or in respect of the Program Documents.

Section 5.07 Custody of Program Documents. Simultaneously with the execution and delivery by the Company of this Security Agreement, the Company is delivering to the Collateral Agent a counterpart of each Program Document currently in effect, which at all times shall be retained in the custody and possession of the Collateral Agent until the termination of this Security Agreement.

Section 5.08 Delivery of Assigned Collateral Including Eligible Investments. All certificates representing or evidencing the Assigned Collateral (other than Mortgage Loans), including, without limitation Eligible Investments, from time to time shall be delivered to and held by or on behalf of the Collateral Agent pursuant hereto and shall, in the case of Assigned Collateral (other than Mortgage Loans), be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Collateral Agent. The Collateral Agent may appoint agents for the purpose of holding Eligible Investments.

Section 5.09    Deliveries of Mortgage Loans.  Each Mortgage Note, Mortgage and Assignment of Mortgage in respect of each Mortgage Loan purchased by the Company from time to time shall be delivered to and held by the Custodian in accordance with Sections 2 and 4 of the Custodial Agreement.

Section 5.10    No Liability.  Neither the Collateral Agent, nor any director, officer, employee, agent or stockholder of the Collateral Agent, shall be liable for any action taken or omitted to be taken by it or them relative to any of the Collateral, except for its or their own gross negligence, bad faith or willful misconduct, and the Collateral Agent shall not be liable for any action or omission to act with respect to the Collateral (or any part thereof) on the part of any agent, nominee, custodian or attorney of the Collateral Agent appointed with reasonable care.

ARTICLE VI

COLLATERAL ACCOUNT;

RESERVE FUND; PAYMENT OF ALLOCATED EXPENSES

Section 6.01    Establishment of Collateral Account.  For purposes of this Security Agreement and the Depositary Agreement, the Collateral Agent shall at all times during the term of this Security Agreement maintain in the State of New York, a special purpose, segregated, non-interest bearing trust account in the name of and under the control of the Collateral Agent on behalf of the Secured Parties as a general collateral account (said account being herein called the “Collateral Account” and being identified as Account No. 38432). The operation of the Collateral Account shall be governed by this Article VI.

It is understood and agreed by the Company, the Collateral Agent and the Depositary that there shall be deposited in the Collateral Account the following monies, cash and proceeds, to the extent the next following two paragraphs do not specify to the contrary: (a) the net proceeds from the sale of Secured Liquidity Notes payable to the Company pursuant to the Depositary Agreement, to the extent not required to repay advances made by the Depositary in accordance with the Depositary Agreement, maturing Secured Liquidity Notes or outstanding Extended Notes on the date of issuance of such Secured Liquidity Notes, whether or not presented to the Depositary for payment, and to the extent not maintained in the Secured Liquidity Note Account pursuant to the terms of the Depositary Agreement, (b) all monies received by the Collateral Agent pursuant to this Security Agreement and required by the terms hereof to be deposited by or on behalf of the Company in the Collateral Account (including, without limitation, interest on the Eligible Investments), (c) all monies received by or on behalf of the Company under the Mortgage Loan Purchase and Servicing Agreement, (d) all monies received by or on behalf of the Company as proceeds from the sale of Mortgage Loans and payments of the repurchase price of any Mortgage Loan, (e) all monies required to be transferred to the Collateral Account from the Collection Account, including principal and interest payments on Mortgage Loans, (f) all monies received by or on behalf of the Company under the Total Return Swap, and (g) any and all monies at any time and from time to time received by or on behalf of the Company, and required by the terms of this Security Agreement, or any related document to be deposited in the Collateral Account.

The Collateral Agent shall have complete dominion and control over the Collateral Account, and the Company hereby agrees that only the Collateral Agent may make withdrawals from the Collateral Account; provided, however, that the Company and the Depositary may request withdrawals from the Collateral Account in accordance with the terms of Section 6.03 hereof.

Except for the Collateral Account, the Reserve Fund, the Collection Account, the Allocated Expenses Account, the Secured Liquidity Note Account, the Extended Notes Distribution Account, and the Market Value Reserve Account, the Company agrees that it will not open or maintain a bank account with any Person. The Collateral Agent shall give the Company and the Depositary immediate notice if the Collateral Account, the Market Value Reserve Account, the Reserve Fund, the Collection Account, the Allocated Expenses Account, the Secured Liquidity Note Account, or any Deposited Funds become subject to any writ, order, judgment, warrant of attachment, execution or similar process to which it has notice. The Collateral Agent shall have no right of set-off against amounts on deposit in the Collateral Account, the Reserve Fund, the Allocated Expenses Account or the Market Value Reserve Account, and shall have no right to impose a lien on the any such account other than on behalf of the Secured Parties.

Section 6.02    Assignment of Collateral Account.  In order to secure and to provide for the repayment of the Obligations, the Company hereby assigns, pledges, transfers and sets over unto the Collateral Agent for the benefit of the Secured Parties, and hereby grants the Collateral Agent for the benefit of the Secured Parties a security interest in the Collateral Account, and all checks, instruments, notes, documents, securities, securities entitlements, other investment property or funds at any time and from time to time on deposit in or otherwise to the credit of the such account or otherwise held by the Collateral Agent and all dividends, earnings, income, rents, issues, profits or other distributions of cash or other property in respect of such checks, instruments, documents, notes, securities, security entitlements, other investment property or funds and all proceeds thereof (all such checks, instruments, documents, notes, securities, security entitlements, other investment property, funds and dividends, earnings, income, rents, issues, profits or other distributions of cash or other property in respect of such checks, instruments, documents, notes, securities, security entitlements, other investment property or funds and all proceeds being herein called the “Deposited Funds”) and all claims of the Company in and to Deposited Funds. Throughout the term of this Security Agreement, the Collateral Agent shall be a pledgee in possession and control of the Deposited Funds and shall have the sole and exclusive right to endorse any check or any other instrument or security presented for deposit in the Collateral Account and to withdraw or order a transfer of Deposited Funds from the Collateral Account, subject to the provisions of Section 6.03, and the Company hereby appoints the Collateral Agent the true and lawful attorney of the Company, with full power of substitution, for the purpose of such endorsement or making any such withdrawal or ordering any such transfer of Deposited Funds from such account, which appointment is coupled with an interest and is irrevocable.

Section 6.03    Withdrawals and Transfers from the Collateral Account, Reserve Fund.  (a) It is understood that so long as no Event of Default shall have occurred and then be continuing, the Company (by a Company Agent) with respect to clauses (i), (iv) and (v) below, and the Depositary (by a Designated Representative) with respect to clauses (ii) and (iii) below, shall each have the right on any given day (other than a Payment Date) to instruct the Collateral Agent to withdraw, or order the transfer of, Deposited Funds (other than funds deposited into the Collateral Account for a Payment Date pursuant to Section 4.6(c) of the Mortgage Loan Purchase and Servicing Agreement) (first to the extent of the funds originally deposited in the Collateral Account, then to the extent of the funds originally deposited in the Collection Account and, thereafter, from the remaining proceeds) from the Collateral Account for the following purposes in the following order of priority:

(i)    to the payment of any amounts due and owing to the Swap Counterparty in respect of an Interim Payment Date under the Total Return Swap in respect of sales of Mortgage Loans;

(ii)    provided no Extended Notes would be outstanding after giving effect to all payments made on such date, pro rata, to the payment to the Secured Liquidity Note Account for the payment of amounts in respect of the Principal Component of any Classes of Secured Liquidity Notes with an Expected Maturity on such date (but only to the extent that such holders of Secured Liquidity Notes cannot be paid, in accordance with the terms of the Program Documents, from the proceeds derived through the issuance of additional Classes of Secured Liquidity Notes);

(iii)    if such date is the Final Maturity for any Extended Notes, pro rata to the payment of the principal and accrued and unpaid interest on such Extended Notes;

(iv)    at the option of the Company, upon at least five (5) Business Days’ notice to DTC, the Depositary and the Collateral Agent, to the payment of principal and accrued and unpaid interest on any Extended Note, provided such Extended Note is paid in full on such date and after giving effect to all payments made on such date, no outstanding Class of Extended Notes has the same or an earlier Final Maturity than the Final Maturity of the Extended Notes being prepaid pursuant to this clause (iv);

(v)    unless an Extended Note Amortization Event, Termination Event or Event of Default would be continuing after giving effect to all payments made on such date, to the payment of all remaining Deposited Funds to the Company to purchase additional Mortgage Loans;

provided, however, no withdrawals from the Collateral Account shall be made on any day for the purposes set forth in clause (v) above unless, after giving effect to the issuance of Secured Liquidity Notes on such day, the payment of Secured Liquidity Notes maturing or matured on such day, the payment of outstanding Extended Notes on such day, and the purchase of additional Mortgage Loans on such day, the Credits Outstanding on such day would not exceed the sum of (A) the excess of the Outstanding Purchase Price of Mortgage Loans over the Outstanding Purchase Price of any Defaulted Loans owned by the Company on such day, (B) the Capitalized Interest Component on such day, and (C) any cash and Eligible Investments in the Collateral Account held by the Company on such day (to the extent not included in the definition of Credits Outstanding).

Any instruction delivered by the Company or the Depositary pursuant to the provisions of the foregoing paragraph of this Section 6.03(a) shall be effective upon receipt of written instructions from a Company Agent or, with respect to clauses (ii) and (iii) above, a Designated Representative.

The Collateral Agent shall promptly comply with any such approved instructions made by the Company or the Depositary in accordance with the provisions of the foregoing paragraphs of this Section 6.03(a); provided, that any withdrawal and transfer pursuant to an instruction received prior to 2:00 p.m. (New York City time) on any day shall be made on such day.

Upon the occurrence and during the continuance of an Event of Default, all rights of the Company and the Depositary to request the Collateral Agent to withdraw, or order the transfer of, Deposited Funds from the Collateral Account shall cease, and the Collateral Agent shall appropriate and apply the Deposited Funds then, or at any time thereafter, on deposit in the Collateral Account, in accordance with the provisions of Section 7.02.

(b)    It is understood that so long as no Event of Default shall have occurred and then be continuing, the Company (by a Company Agent) with respect to each clause below, and the Depositary (by a Designated Representative) with respect to clauses (ii) and (iii) below, shall each have the right on any Payment Date to instruct the Collateral Agent to withdraw, or order the transfer of, Deposited Funds (first to the extent of the funds originally deposited in the Collateral Account, then to the extent of the funds originally deposited in the Collection Account and, thereafter, from the remaining proceeds) from the Collateral Account for the following purposes in the following order of priority:

(i)    to the payment of any amounts due and owing to the Swap Counterparty under the Total Return Swap;

(ii)    pro rata (x) provided no Extended Notes would be outstanding after giving effect to all payments made on such date, to the payment to the Secured Liquidity Note Account for the payment of amounts in respect of the Interest Component of the Secured Liquidity Notes (including any shortfall interest), and (y) to the payment of any interest due on any Extended Notes in accordance with this Security Agreement and the Depositary Agreement (including any shortfall interest);

(iii)    pro rata (x) provided no Extended Notes would be outstanding after giving effect to all payments made on such date, to the payment to the Secured Liquidity Note Account for the payment of amounts in respect of the Principal Component of any Classes of Secured Liquidity Notes with an Expected Maturity on such date (but only to the extent that such holders of Secured Liquidity Notes cannot be paid, in accordance with the terms of the Program Documents, from the proceeds derived through the issuance of additional Classes of Secured Liquidity Notes), (y) to the payment of principal in respect of any outstanding Class of Extended Notes if such day is the Final Maturity for such Extended Notes and (z) at the option of the Company, for the payment of principal and accrued interest on any unpaid Extended Note; provided such Extended Note is paid in full on such date and after giving effect to all payments made on such date, no outstanding Class of Extended Notes has the same or an earlier Final Maturity than the Final Maturity of the Extended Notes being prepaid pursuant to this clause (z);

(iv)    to the payment of all unpaid Reimbursable Expenses; provided, that Reimbursable Expenses shall not be paid with any amounts withdrawn from the Reserve Accounts and deposited in the Collateral Account;

(v)    subject to Section 4.25 of the Mortgage Loan Purchase and Servicing Agreement, to the payment of any unreimbursed Monthly Advance and Servicing Advance with respect to any Mortgage Loan which has been sold, to the extent of sale proceeds;

(vi)    to fund any increase in the amount on deposit in the Reserve Fund up to the Required Reserve Fund Amount;

(vii)    to the payment of all unpaid Reimbursable Expenses not paid under (iv) above; provided, that for purposes of this clause (vii), Reimbursable Expenses (x) shall be calculated without regard to the limitation imposed by the Maximum Indemnity Amount, and (y) shall not be paid with any amounts withdrawn from the Reserve Accounts and deposited in the Collateral Account;

(viii)    so long as no Extended Note Amortization Event, Termination Event or Event of Default has occurred and is continuing, to the payment of all remaining Deposited Funds to the Company to purchase additional Mortgage Loans;

provided, however, no withdrawals from the Collateral Account shall be made on any day for the purposes set forth in clauses (iv) through (vii) above unless, after giving effect to the issuance of Secured Liquidity Notes on such day, the payment of Secured Liquidity Notes maturing or matured on such day, the payment of outstanding Extended Notes on such day, and the purchase of additional Mortgage Loans on such day, the Credits Outstanding on such day, would not exceed the sum of (A) the excess of the Outstanding Purchase Price of Mortgage Loans over the Outstanding Purchase Price of any Defaulted Loans owned by the Company on such day, (B) the Capitalized Interest Component on such day, and (C) any cash and Eligible Investments in the Collateral Account held by the Company on such day (to the extent not included in the definition of Credits Outstanding).

Any instruction delivered by the Company or the Depositary pursuant to the provisions of the foregoing paragraph of this Section 6.03(b) shall be effective upon receipt of written instructions from a Company Agent or, with respect to clauses (ii) and (iii) above, a Designated Representative.

The Collateral Agent shall promptly comply with any such approved instructions made by the Company or the Depositary in accordance with the provisions of the foregoing paragraphs of this Section 6.03(b); provided, that any withdrawal and transfer pursuant to an instruction received prior to 2:00 p.m. (New York City time) on any day shall be made on such day.

Upon the occurrence and during the continuance of an Event of Default, all rights of the Company and the Depositary to request the Collateral Agent to withdraw, or order the transfer of, Deposited Funds from the Collateral Account shall cease, and the Collateral Agent shall appropriate and apply the Deposited Funds then, or at any time thereafter, on deposit in the Collateral Account, in accordance with the provisions of Section 7.02.

Section 6.04    Eligible Investments.  (a) Monies held in the Collateral Account shall be invested and the proceeds of investments shall be reinvested by the Collateral Agent in Eligible Investments pursuant to the written direction of the Servicer prior to the occurrence and continuation of an Event of Default. The Collateral Agent shall not be responsible or liable for any loss resulting from the investment performance of any investment or reinvestment of monies held in the Collateral Account or any other account maintained by the Collateral Agent for the purposes of this Security Agreement in Eligible Investments. The Collateral Agent from time to time shall provide the Company with statements of account relative to the Collateral Account or any other account maintained by the Collateral Agent for the purposes of this Security Agreement in accordance with the Collateral Agent’s customary practices. The parties recognize that the statements of account to be provided by the Collateral Agent pursuant to the immediately preceding sentence shall be derived from information to be supplied by the institution or institutions maintaining such accounts; and the Collateral Agent shall not be required to prepare any statements of account containing information which cannot be so derived and shall not be responsible for the correctness or accuracy of the information received by it.

(a)    Prior to the occurrence and continuation of an Event of Default, monies held in the Collateral Account shall be invested at the direction of the Servicer in Eligible Investments having maturities of no greater than one day; provided, that if there is no Secured Liquidity Note or Extended Note then outstanding, monies held in the Collateral Account shall be invested in Eligible Investments either payable on demand or having maturities of no greater than the earlier of thirty (30) days or the next following Payment Date. All such Eligible Investments shall be made in the name of, and shall be payable to, the Collateral Agent. If any Event of Default shall have occurred and be continuing, monies held in the Collateral Account shall be invested in the Default Investment.

(b)    The Collateral Agent or its Affiliates are permitted to receive additional compensation that could be deemed to be in the Collateral Agent’s economic self-interest for (i) serving as investment advisor with respect to certain of the Eligible Investments where it is retained by the Servicer to perform that role; or as administrator, shareholder, servicing agent, custodian or sub-custodian with respect to certain Eligible Investments (provided that nothing in the foregoing shall entitle the Collateral Agent to seek or recover such compensation from the Servicer, the Company or any other party to the Program Documents), (ii) using Affiliates to effect transactions in certain Eligible Investments, and (iii) effecting transactions in certain Eligible Investments. The Collateral Agent does not guarantee the performance of any Eligible Investment.

Section 6.05    Reserve Fund, Market Value Reserve Account.  (a) The Collateral Agent shall establish and maintain, in the name of the Collateral Agent, for the benefit of the Secured Parties, with an Eligible Institution, (i) a segregated, non-interest bearing trust account (the “Reserve Fund”), and (ii) a segregated, non-interest bearing trust account (the “Market

Value Reserve Account”, and together with the Reserve Fund, the “Reserve Accounts”), each bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Secured Parties. The Reserve Accounts shall at all times be Eligible Accounts. The Reserve Accounts shall initially be established with the Collateral Agent. An initial deposit shall be made in the Reserve Fund by the Company in the amount of the Initial Required Reserve Fund Amount not later than the date on which the Company first purchases Mortgage Loans under the Mortgage Loan Purchase and Servicing Agreement. At the Company’s option, there may be deposited in the Market Value Reserve Account from time to time in accordance with the procedures set forth in Section 6.07 hereof, the Market Value Reserve Deposit (if any). The Collateral Agent shall possess all right, title and interest in all funds on deposit from time to time in the Reserve Accounts and in all proceeds thereof. The Reserve Accounts shall be under the sole dominion and control of the Collateral Agent for the benefit of the Secured Parties. If, at any time, the institution holding the Reserve Accounts ceases to be an Eligible Institution, the Collateral Agent shall within five Business Days establish a new set of Reserve Accounts meeting the conditions specified above with an Eligible Institution and shall transfer or cause to be transferred any cash and/or any investments to such new Reserve Accounts. The Collateral Agent, at the direction of the Company, shall make deposits to and withdrawals from the Reserve Accounts in the amounts and at the times set forth in this Security Agreement. All withdrawals from the Reserve Accounts shall be made in the priority set forth below.

(b)    Prior to the occurrence and continuation of an Event of Default, funds on deposit in the Reserve Accounts shall be invested at the direction of the Servicer by the Collateral Agent in Eligible Investments. Funds on deposit in the Reserve Accounts on any Payment Date, after giving effect to any withdrawals from the Reserve Accounts on such Payment Date, shall be invested in such investments that will mature so that such funds will be available for withdrawal on or prior to the following Payment Date; provided, however, the Company shall instruct the Collateral Agent to allow for Eligible Investments to mature on a daily basis sufficient to fund anticipated withdrawals from the Reserve Accounts under subsection (c) below in respect of Interim Payment Date losses on the sale of Defaulted Loans and Delinquent Loans. No Eligible Investment shall be disposed of prior to its maturity. The proceeds of any such investments shall be invested in such investments that will be payable on demand or mature so that such funds will be available for withdrawal on or prior to the Payment Date immediately following the date of such investment. If any Event of Default shall have occurred and be continuing, monies held in the Reserve Accounts shall be invested in the Default Investment. The Collateral Agent shall maintain or cause to be maintained by another Eligible Institution for the benefit of the Secured Parties possession or control of the negotiable instruments or securities, if any, evidencing such Eligible Investments. On each Payment Date, all interest and earnings (net of losses and investment expenses) on funds on deposit in the Reserve Fund shall be deposited into the Reserve Fund until the amount on deposit in the Reserve Fund equals the Required Reserve Fund Amount. On each Payment Date, all interest and earnings (net of losses and investment expenses) on funds on deposit in the Market Value Reserve Account shall be deposited into the Market Value Reserve Account until the amount on deposit in the Market Value Reserve Account equals the Market Value Requirement. On each Payment Date, after giving effect to the withdrawals from the Collateral Account pursuant to Section 6.03(b) hereof, the Collateral Agent shall pay any amounts on deposit in the Reserve Fund in excess of the Required Reserve Fund Amount, and any amounts on deposit in the Market Value Reserve Account in excess of the Market Value Requirement to the Company.

(c)    The Collateral Agent, acting in accordance with the written directions of the Servicer, shall on each Interim Payment Date:

(i)    withdraw from the Market Value Reserve Account an amount equal to the lesser of (x) the Adjusted Partial Termination Payment (if such amount is a positive number), and (y) the Available Amount (exclusive of unmatured Eligible Investments) in the Market Value Reserve Account; and

(ii)    if the Available Amount in the Market Value Reserve Account shall be insufficient to pay the Adjusted Partial Termination Payment (if such amount is a positive number), withdraw from the Reserve Fund an amount equal to the lesser of (x) the positive excess of the Adjusted Partial Termination Payment over the amount withdrawn pursuant to (i) above, and (y) the Available Amount (exclusive of unmatured Eligible Investments) in the Reserve Fund, and deposit such amounts into the Collateral Account; provided, that such amounts may not be used to pay Reimbursable Expenses.

(d)    On each Payment Date, the Company, in accordance with the instructions set forth in the Servicer Report delivered to the Collateral Agent, shall calculate (i) the amount (the “Required Draw Amount”) equal to the aggregate amount of the Monthly Payments due but unpaid in respect of any Delinquent Loans or Defaulted Loans for which no Monthly Advances have been paid by the Servicer, and (ii) the Available Amount in the Reserve Fund available to pay such amounts as specified below in this Section 6.05(d). In the event that for any Payment Date the Required Draw Amount is greater than zero, the Company shall give written notice to the Collateral Agent of such positive Required Draw Amount on the related Payment Date. On the Payment Date, the Required Draw Amount, if any, up to the Available Amount in the Reserve Fund, shall be withdrawn by the Collateral Agent from the Reserve Fund, deposited into the Collateral Account, and applied to pay shortfalls in amounts payable under Section 6.03(b)(ii) and (v); provided, that the Required Draw Amount shall not be used to pay Reimbursable Expenses.

(e)    If any Event of Default shall have occurred and be continuing, at the direction of the Collateral Agent on behalf of the Secured Parties, any amounts remaining in the Reserve Accounts shall be applied to the payment of the Obligations in the order of priority set forth in Section 2.01 hereof.

(f)    Upon the payment in full of all amounts owing to the Secured Liquidity Note holders, the Extended Note holders and the Swap Counterparty, the Collateral Agent, acting in accordance with the instructions of the Servicer, shall withdraw from the Reserve Accounts and pay to the Company all amounts, if any, held in the Reserve Accounts, and the Reserve Accounts shall be deemed to have terminated for all purposes of this Security Agreement.

(g)    Without limitation of (b) above, on delivery to the Collateral Agent of a Market Value Reserve Release Notice and a request from the Company for release and withdrawal of an amount of funds from the Market Value Reserve Account, such amount not to be in excess of the amount authorized by the Calculation Agent set forth in the Market Value

Reserve Release Notice, the Collateral Agent shall release from the Market Value Reserve Account, free and clear of any lien arising hereunder or otherwise for the benefit of any of the Secured Parties, and permit the Company to withdraw the amount of funds then on deposit in the Market Value Reserve Account as may be requested by the Company pursuant to this clause (g).

Section 6.06    Payment of Allocated Expenses.  The Collateral Agent shall establish and maintain, in the name of the Company, for the benefit of the Company, with an Eligible Institution a segregated trust account (the “Allocated Expenses Account”) bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Company. The Allocated Expenses Account shall initially be established with the Collateral Agent. The Collateral Agent shall possess all right, title and interest in all funds on deposit from time to time in the Allocated Expenses Account and in all proceeds thereof. The Allocated Expenses Account shall be under the sole dominion and control of the Collateral Agent for the benefit of the Company. If, at any time, the institution holding the Allocated Expenses Account ceases to be an Eligible Institution, the Collateral Agent shall within five Business Days establish a new Allocated Expenses Account meeting the conditions specified above with an Eligible Institution and shall transfer or cause to be transferred any cash and/or any investments to such new Allocated Expenses Account. On each Payment Date prior to giving effect to the payments pursuant to Section 6.03(b) hereof, the Collateral Agent, acting at the written direction of the Servicer, shall, from the amount of net interest collections on Mortgage Loans and Eligible Investments, make a deposit to the Allocated Expenses Account in the amount set forth in the Servicer Report received from the Servicer as the Allocated Expenses to be due and owing on such Payment Date; provided, however, that the sum of the aggregate Allocated Expenses paid during any calendar year shall never exceed the Budget Expense Limit. Allocated Expenses for any given calendar year in excess of the Budget Expense Limit shall accrue unpaid and, subsequently, shall be paid, if at all, from amounts included in the Budget Expense Limit for any subsequent calendar year as the Swap Counterparty and the Company may agree. The Collateral Agent, at the direction of the Company, shall make withdrawals from the Allocated Expenses Account in the amounts and at the times set forth in written payment instructions received from the Company. Upon the termination of this Agreement and the payment in full of all Allocated Expenses, the Allocated Expenses Account shall be deemed to have terminated for all purposes.

Section 6.07    Market Value Events.  (a) The Calculation Agent may, from time to time, perform such calculations as it needs to determine whether or not a Market Value Event shall have occurred and be continuing. Promptly upon determination that a Market Value Event shall have occurred and be continuing, the Calculation Agent shall deliver a notice (a “Market Value Event Notice”) to the Company, the SLN Placement Agents, the Swap Counterparty and the Collateral Agent, which notice shall: (i) set forth that a Market Value Event has occurred and is continuing, (ii) attach copies of the data and calculations pursuant to which it has made the said determination, and (iii) calculate the Market Value Event Collateral Deposit necessary to ensure that the Market Value Requirement is satisfied. The Calculation Agent may also deliver a Market Value Event Notice requiring an increase in the Market Value Event Collateral Deposit if such increase is required to satisfy the Market Value Requirement.

(b)    Within one (1) Business Day of receipt of a Market Value Event Notice, the Company may, at its option, deliver to the Collateral Agent for deposit into the Market Value Reserve Account, an amount equal to the Market Value Event Collateral Deposit, or the increase thereof, as specified in such notice. In the event of a manifest error in the Market Value Event Notice, or if the Company in good faith disputes the data, calculations, or statements of the Calculation Agent in any Market Value Event Notice, the Company and the Calculation Agent shall negotiate in good faith to correct such error (including by rendering a Market Value Reserve Release Notice, as defined in clause (c) below, where such notice is appropriate) or resolve such dispute.

(c) If the Company shall have delivered to the Collateral Agent for deposit into the Market Value Reserve Account the funds referred to in (b) above, the Calculation Agent shall prepare and deliver to the Company and to the Collateral Agent a report (the “Market Value Review”) setting forth its calculations whether or not the Market Value Event shall be continuing. The Market Value Review shall be delivered no less frequently than the same day of each month as, and following delivery of, a Market Value Event Notice, and shall be delivered more frequently or sooner if reasonably requested by the Company in writing, provided that, the Calculation Agent shall have at least three (3) Business Days following a request by the Company, in which to prepare and deliver a Market Value Review. If the Market Value Review provides that a Market Value Event shall no longer be continuing, the Calculation Agent shall simultaneously therewith deliver a notice (the “Market Value Reserve Release Notice”) to the Company and the Collateral Agent authorizing the release and withdrawal from the Market Value Reserve Account such amount of the funds then on deposit therein as shall may be withdrawn without breaching the Market Value Requirement.

ARTICLE VII

DEFAULT

Section 7.01 Events of Default. Each of the following events shall constitute an event of default under this Security Agreement with respect to the Senior Notes (each, an “Event of Default”):

(a) Failure on the part of the Seller or the Servicer (i) to make any payment or deposit on the date required under the Mortgage Loan Purchase and Servicing Agreement (on or before five (5) Business Days after the date such payment or deposit is required to be made); provided, however, that no grace period shall apply for purchase obligations in respect of a breach of the covenant in Section 3.5(c) of the Mortgage Loan Purchase and Servicing Agreement or (ii) to observe or perform in any material respect any other material covenants or agreements of the Seller or the Servicer under the Mortgage Loan Purchase and Servicing Agreement which failure in the case of clause (ii) continues unremedied for a period of thirty (30) days after written notice;

(b) Any representation or warranty made by the Seller pursuant to Section 3.1 of the Mortgage Loan Purchase and Servicing Agreement proves to have been incorrect in any material respect when made, and, if such representation or warranty is correctable, which continues to be incorrect in any material respect for a period of thirty (30) days after written notice;

(c) The Company defaults in the payment of any interest on any Senior Note when the same becomes due and payable;

(d) The Company defaults in the payment of any principal or premium on any Senior Note when the same becomes due and payable;

(e) The Company fails to comply with any of its other agreements or covenants in, or provisions of, the Senior Notes or this Security Agreement and the failure to so comply materially and adversely affects the interests of the Senior Noteholders or the Swap Counterparty and continues to materially and adversely affect the interests of the Senior Noteholders for a period of thirty (30) days after the earlier of (i) the date on which the Company obtains knowledge thereof or (ii) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Collateral Agent or to the Company and the Collateral Agent by the Required Senior Noteholders or the Swap Counterparty;

(f) The occurrence of an Event of Bankruptcy with respect to the Company, the Seller, NC Capital Corporation or New Century Financial Corporation;

(g) The Company shall have become an “investment company” or shall have become under the “control” of an “investment company” under the Investment Company Act;

(h) Any representation or warranty or statement made or deemed made by the Company in this Security Agreement or in any other Program Document or in any written certificates or statement made or entered into in connection herewith or therewith shall prove to have been incorrect when made in any material respect, and, if such representation, warranty or statement is capable of being corrected, continues to be incorrect in any material respect for a period of thirty (30) days after the Company shall have actual knowledge thereof, or shall have received written notice of such incorrect representation, warranty or statement;

(i) Failure by the Company to observe or perform any covenant or agreement contained in any Program Document and not constituting an Event of Default under any other clause of this Section 7.01 and the continuance of such failure for thirty (30) days after the Company shall have actual knowledge thereof, or shall have received written notice of such failure;

(j) A Servicer Event of Default not constituting an Event of Default under any other clause of this Section 7.01 shall have occurred and be continuing and such default shall not have been cured or the Company shall not have replaced such Servicer in accordance with Section 10.1 of the Mortgage Loan Purchase and Servicing Agreement for a period of sixty (60) days after the Company has notified the Collateral Agent of such Servicer Event of Default;

(k) The Company shall not be in compliance with Sections 3, 5.2 and 7.3 of the LLC Agreement in any material respect and such noncompliance shall continue for a period of thirty (30) days after the Company receives notice or has actual knowledge of such noncompliance;

(l) (i) This Security Agreement, or (ii) the Total Return Swap, shall cease, for any reason, to be in full force and effect in accordance with their respective terms;

(m) The Total Return Swap shall cease, for any reason, to be in a maximum notional amount equal to the Program Size;

(n) Funds on deposit in (i) the Reserve Fund shall be more than $200,000 below the Required Reserve Fund Amount for three (3) Business Days or more; or (ii) the Reserve Fund shall be less than the Required Reserve Fund Amount by less than $200,000 for more than one (1) Business Day after the Payment Date next following the date on which the funds on deposit in the Reserve Fund fell below the Required Reserve Fund Amount; or (iii) the Market Value Reserve Account shall be more than $200,000 below the Market Value Requirement for three (3) Business Days or more (except where one or more Market Value Event Notices is the subject of diligent and good faith dispute as contemplated by Section 6.07(b));

(o) [reserved];

(p) The failure of the Company to maintain an agreement (in substantially the form of Exhibit B to the Mortgage Loan Purchase and Servicing Agreement) with a Rated Bidder to the effect that such Rated Bidder agrees to submit a binding bid for all non-Delinquent Loans and non-Defaulted Loans in a Termination Event Auction and, in the case of a withdrawal or reduction of the rating assigned to the Rated Bidder below “P-1” by Moody’s, such failure continues for a period of thirty (30) days or more;

(q) The failure of any Swap Counterparty to pay amounts due and owing under a Total Return Swap; or

(r) The occurrence of a termination event under clause (g), (h) (i), (o) or (q) of Section 11.2 of the Mortgage Loan Purchase and Servicing Agreement.

Section 7.02 Rights of the Collateral Agent Upon Default. If an Event of Default described in clause (f), (m), (n), (p), of Section 7.01 hereof shall have occurred and be continuing, or if an Event of Default specified in any other clause of Section 7.01 hereof shall have occurred and be continuing and the Controlling Class shall have given the Collateral Agent written instructions to such effect, the Collateral Agent shall, by written notice to the Company, the holders of the Notes and the Depositary (with a copy to each SLN Placement Agent), (w) declare the principal and premium (if applicable) of and accrued or accreted interest in respect of the Senior Notes to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company, anything contained herein or in any Senior Note to the contrary notwithstanding, (x) instruct the Company to cease purchasing Mortgage Loans and the Company and the Depositary to cease issuing Secured Liquidity Notes, (y) notify the Servicer, the Seller and the Swap Counterparty that an Event of Default has occurred, and (z) appropriate and apply the Deposited Funds then, or at any time thereafter, on deposit in the Collateral Account to the payment in full of all outstanding Obligations, whether or not then due, in order of priority specified in Section 2.01 hereof; provided, that the Collateral Agent shall comply with the requirements of Section 4.05 hereof; provided, further, that if such Event of Default is not an Event of Default described in clause (c) or (d) of Section 7.01 hereof, or an Event of Default described in clause (f) of Section 7.01 hereof with respect to the Company, and so long as the Collateral Agent has not disposed of or sold all of the Assigned Collateral pursuant to Section 7.03 hereof, the amounts to be distributed pursuant to clauses Second and Third of Section 2.01(b) hereof shall be distributed, in that order, prior to the amounts to be distributed pursuant to clause First of Section 2.01(b) hereof. Any amounts obtained by the Collateral Agent on account of or as a result of the exercise by the Collateral Agent of any right of offset or banker’s lien or right of attachment or garnishment with respect to any funds at any time and from time to time on deposit in, or otherwise to the credit of, the Collateral Account, shall be held by the Collateral Agent as additional collateral security for the repayment of the Obligations and shall be applied as provided in Sections 2.01, 5.02 and 6.03 hereof.

If any Event of Default shall have occurred and be continuing, the Collateral Agent may, subject to Section 9.01 and at the direction (which direction shall be in writing) of the Controlling Class shall, exercise all rights, remedies, powers, privileges and claims of the Company under the Mortgage Loan Purchase and Servicing Agreement or any Program Document, including the right to give any consent, request, notice, direction, approval, extension or waiver under the Mortgage Loan Purchase and Servicing Agreement or any Program Document, and any right of the Company to take such action shall be suspended.

Except as provided in Section 7.03, no holder of a Secured Liquidity Note or an Extended Note shall have any right to require the Collateral Agent to take or fail to take any action under this Security Agreement.

Section 7.03 Realization upon Collateral; Remedies. If any Event of Default specified in Section 7.01 hereof shall have occurred and be continuing, the Collateral Agent may, and at the direction (which direction shall be in writing) of the Controlling Class shall, exercise any rights and remedies available to it under applicable law, including taking possession of the Collateral and leasing, assigning, optioning, discounting, disposing of or selling the whole, or from time to time any part of, the Collateral by private or public sale or sales in such order or otherwise in such manner as the Collateral Agent may reasonably elect in its sole discretion; provided, that any such sale shall be conducted in a commercially reasonable manner; provided further, that from and after the date of an Event of Default, in the event of a sale or disposition of a Defaulted Loan, a Delinquent Loan or a portfolio of Defaulted Loans and/or Delinquent Loans, the Collateral Agent shall comply with the procedures for conducting a Termination Event Auction as set forth in Section 11.2 of the Mortgage Loan Purchase and Servicing Agreement.

The Collateral Agent shall have, with respect to the Collateral, in addition to any other rights and remedies which may be available to it at law or in equity or pursuant to this Security Agreement or any other contract or agreement, all rights and remedies of a secured party under any applicable version of the UCC of the relevant jurisdictions relating to the Collateral, and it is expressly agreed that if the Collateral Agent should proceed to dispose of, utilize or sell the Collateral, or any part thereof, in accordance with the provisions of relevant versions of the UCC, ten Business Days’ notice by the Collateral Agent to the Company shall be deemed to be reasonable notice under any such provision requiring such notice.

The Company hereby expressly agrees that no notice of any sale or disposition of any Eligible Investments need be given. Any sale or other disposition of Collateral by the Collateral Agent may be made on such commercially reasonable terms as it may choose, without assuming any credit risk and without any obligation to advertise or give notice of any kind other than that necessary under applicable law. The Collateral Agent shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private or public sale conducted in accordance with this Security Agreement. The Collateral Agent, the Swap Counterparty, the Calculation Agent, or the holders of the Senior Notes may buy any Collateral at any public sale conducted in accordance with this Security Agreement free of any right or equity of redemption of the Company, which right or equity is hereby waived or released.

The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its accounts generally, subject to Section 9-207 of the UCC. Neither the Collateral Agent nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral, provided that it has acted in accordance with the instructions of the Secured Parties and in compliance with applicable law and this Security Agreement.

Section 7.04 Waiver of Stays, etc. To the full extent that the Company may lawfully so agree, the Company agrees that it will not at any time plead, claim or take the benefit of any appraisement, valuation, stay, extension, moratorium or redemption law now or hereafter in force to prevent or delay the enforcement of this Security Agreement in accordance with its terms or the absolute sale of any portion of or all of the Assigned Collateral in accordance with this Security Agreement or the possession thereof by any purchaser at any sale under and in compliance with this Security Agreement, and the Company, for itself and all who may claim under the Company, as far as the Company now or hereafter lawfully may do so, hereby waives the benefit of all such laws.

ARTICLE VIII

ADDITIONAL COLLATERAL DISPOSITION PROVISIONS

Section 8.01 Disposition of Mortgage Loans. (a) Upon two Business Days’ notice to the Collateral Agent, the Servicer may arrange for the sale of one or more Mortgage Loans and the Custodian in accordance with the Custodial Agreement shall deliver each Mortgage Note, Mortgage and Assignment of Mortgage in respect of each Mortgage Loan being sold to the purchaser on a delivery versus payment basis, or, in the case of a whole-loan sale against delivery of a duly executed bailee letter (which payment shall be made directly to the Collateral Account in accordance with Section 4.6(b) of the Mortgage Loan Purchase and Servicing Agreement). The Collateral Agent shall deposit all payments received by it from the Servicer in connection with the sale from time to time of Mortgage Loans into the Collateral Account.

(b) The Servicer shall arrange for sales of Mortgage Loans owned by the Company to allow compliance with Section 4.03(h) hereof and Section 4.1(a)(i) of the Mortgage Loan Purchase and Servicing Agreement.

Section 8.02 Release of Security Interest. Any reduction in the amounts on deposit in the Reserve Fund and the sale or disposition of any Mortgage Loans in accordance with Section 8.01 shall result in a release of the security interest in such reduction amount and such Mortgage Loans granted pursuant to Section 5.01(i) and (iii) hereof. In the case of any sale or disposition of Mortgage Loans by the Company, the security interest granted hereunder in such Mortgage Loans shall be released concurrent with such sale or disposition. The remaining portion of the amounts on deposit in the Reserve Fund and Mortgage Loans not sold or otherwise disposed of shall remain subject to this Security Agreement in all respects.

Section 8.03 Termination Event Auction. In the event a Termination Event under the Mortgage Loan Purchase and Servicing Agreement requires that a Termination Event Auction be conducted pursuant to Section 11.2 of the Mortgage Loan Purchase and Servicing Agreement, the Collateral Agent hereby agrees to perform, on behalf of the Secured Parties, those actions which it is called upon to perform in such Section 11.2.

ARTICLE IX

THE COLLATERAL AGENT

Section 9.01 Appointment and Powers of Collateral Agent. The Secured Parties hereby appoint the Collateral Agent to take such action and to exercise such rights, remedies, powers and privileges hereunder as are specifically authorized to be exercised by the Collateral Agent by the terms hereof, together with such rights, remedies, powers and privileges as are reasonably incidental thereto. The Collateral Agent may execute any of its duties as agent hereunder by or through agents, nominees, attorneys, Affiliates or employees and shall be entitled to retain experts (including counsel which may be counsel to the Company) and to act in reliance upon the advice of such experts concerning all matters pertaining to the agencies hereby created and its duties hereunder, and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such experts selected by it. The relationship between the Collateral Agent and each Secured Party is that of agent and principal only, and nothing herein shall be deemed to constitute the Collateral Agent a trustee for any Secured Party or impose on the Collateral Agent any obligations other than those for which express provision is made herein. Holders of the Secured Liquidity Notes, by their acceptance of their Secured Liquidity Notes (or a beneficial interest therein), and holders of the Extended Notes, by their acceptance of their Extended Notes, consent to the appointment of the Collateral Agent or any successor Collateral Agent hereunder.

Except as required by the specific terms of this Security Agreement, the Collateral Agent shall have no duty (of a fiduciary nature or otherwise) to exercise any right, power, remedy or privilege granted to it hereby, or to take any affirmative action hereunder, unless directed to do so by the Required Senior Noteholders (and shall be fully protected in acting or refraining from acting pursuant to such directions or lack of directions which shall be binding on the Secured Parties), and shall not, except as expressly provided herein, without the prior approval of the Required Senior Noteholders, consent to any material departure by the Company from the terms hereof or of any other agreement or instrument relating to the Assigned Collateral, waive any default on the part of the Company under the terms hereof or under the Assigned Collateral or amend, modify, supplement or terminate, or agree to any surrender of, this Security Agreement or the Assigned Collateral, the Collateral Account or the Deposited Funds, except as expressly provided herein; provided, that the foregoing limitation on the authority of the Collateral Agent is for the benefit of the Secured Parties and shall not impose any obligation on the Company to investigate or inquire into the authority of the Collateral Agent in any circumstances, and the Company shall be fully protected in carrying out any request, direction or instruction made or given to the Company by the Collateral Agent in the exercise of any right, power, remedy or privilege granted to the Collateral Agent hereby, receiving or acting upon any consent or waiver granted to the Company hereunder by the Collateral Agent, or entering into any amendment or modification of, or supplement to, this Security Agreement, and the Company shall not be subject to the claims of any Secured Party by reason of the lack of authority of the Collateral Agent to take any such action nor shall the lack of authority on the part of the Collateral Agent in any circumstances give rise to any claim on the part of the Company against such Secured Party; provided further, that the Collateral Agent shall not be required to take any action which is contrary to this Security Agreement or any other agreement or instrument relating to the Assigned Collateral or applicable law.

Neither the Collateral Agent, nor any of its respective directors, officers, employees, Affiliates or agents, shall be liable to any Secured Party or the Company for any action taken or omitted to be taken by it or them hereunder, or in connection herewith, except for its own gross negligence, bad faith or willful misconduct; nor shall the Collateral Agent be responsible to any other Secured Party for the validity, effectiveness, value, sufficiency or enforceability against the Company of this Security Agreement or any other document furnished pursuant hereto or in connection herewith, or of the Collateral (or any part thereof). In no event shall the Collateral Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to lost profits). Without limiting the generality of the foregoing, the Collateral Agent (i) makes no warranty or representation to any Secured Party (other than as set forth in Section 3.04) and shall not be responsible to any Secured Party for any statements, warranties or representations made in or in connection with this Security Agreement or any other document relating to the Collateral, and (ii) shall not have any duty, except as expressly provided herein, to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Security Agreement, any other Program Document or any other agreements or instruments relating to the Collateral on the part of any party hereto or thereto or to inspect any books and records relating to the Collateral.

The Collateral Agent shall be entitled to conclusively rely, and shall be fully protected in such reliance, on any communication, direction, instrument, resolution, certificate, affidavit, paper or other document reasonably believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons. The Collateral Agent shall be entitled to assume that no Event of Default hereunder shall have occurred and be continuing, unless a Trust Officer of the Collateral Agent charged by the Collateral Agent with the administration of any of its obligations under this Security Agreement or with knowledge of and familiarity with the Collateral Agent’s obligations under this Security Agreement has actual knowledge thereof or the Collateral Agent has received written notice from the Secured Parties or the Company that they consider that such an Event of Default has occurred and is continuing and specifying the nature thereof. The Collateral Agent shall be fully justified in failing or refusing to take any action under this Security Agreement upon the advice of counsel or unless the Collateral Agent shall be indemnified to its satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Nothing herein shall require the Collateral Agent to risk or expend its own funds, or to make advances. The Collateral Agent may accept deposits from, lend money to and generally engage in any kind of business with the Company and its Affiliates as if it were not the agent of the Secured Parties.

The Collateral Agent may consult with counsel, and the advice of such counsel or any opinion of counsel as to matters of law shall be full and complete authorization and protection to such extent in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon. The Collateral Agent may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or Affiliates. The Assigned Collateral held by the Collateral Agent in trust hereunder need not be segregated from other collateral except to the extent required by law or the specific provisions hereof. The Collateral Agent shall be under no obligation to invest money received by it hereunder and shall have no liability for interest on any such money. The Collateral Agent shall not be responsible for recording, re-recording, filing or re-filing this Security Agreement, or any amendment hereto or any financing statement or continuation statement.

The Collateral Agent shall be under no obligation to exercise any of the trusts or powers vested in it by this Security Agreement or to make any investigation of matters arising hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Secured Parties, pursuant to the provisions of this Security Agreement, unless such Secured Parties shall have offered to the Collateral Agent reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby; the Collateral Agent shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

The Collateral Agent hereby acknowledges that it has been notified of the terms of Section 4.25 of the Mortgage Loan Purchase and Servicing Agreement, and is hereby specifically authorized and directed by the Secured Parties to comply with any notice submitted to it regarding reimbursement of Monthly Advances and/or Servicing Advances to an Advancing Person (as defined in that Section) (or nominee), as contemplated by and given in compliance with that Section.

Section 9.02 Successor Collateral Agent. The Collateral Agent acting hereunder at any time may resign by an instrument in writing addressed and delivered to the Company and the Depositary, and may be removed at any time with or without cause by an instrument in writing duly executed by or on behalf of the Company. Subject to the provisions of Section 9.03 hereof, the Company shall have the right to appoint a successor to the Collateral Agent upon any such resignation or removal by an instrument of substitution complying with the requirements of applicable law, or in the absence of any such requirements, without other formality than appointment and designation in writing; provided, however, that no such appointment shall be effective until receipt of written consent of the Swap Counterparty and written confirmation from the Rating Agencies that such appointment would not result in the reduction or withdrawal of its then current rating, if any, of the Secured Liquidity Notes or Extended Notes. Upon the making and acceptance of such appointment, the execution and delivery by such successor Collateral Agent of a ratifying instrument pursuant to which such successor Collateral Agent agrees to assume the duties and obligations imposed on the Collateral Agent by the terms of this Security Agreement, and the delivery to such successor Collateral Agent of the Assigned Collateral, any Deposited Funds and documents and instruments then held by the retiring Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the estate, rights, powers, remedies, privileges, immunities, indemnities, duties and obligations hereby granted to or conferred or imposed upon the Collateral Agent named herein, and one such appointment and designation shall not exhaust the right to appoint and designate further successor Collateral Agents hereunder. No Collateral Agent shall be discharged from its duties or obligations hereunder until the Assigned Collateral, any Deposited Funds and documents and instruments then held by such Collateral Agent shall have been transferred or delivered to the successor Collateral Agent, until all Deposited Funds held in the Collateral Account (if maintained with the retiring Collateral Agent) shall have been transferred to a new Collateral Account, and until such retiring Collateral Agent shall have executed and delivered to the successor Collateral Agent appropriate instruments substituting such successor Collateral Agent as attorney-in-fact of the Company for purposes of this Security Agreement and assigning the retiring Collateral Agent’s security or other interest in the Assigned Collateral, the Collateral Account, the Deposited Funds and Eligible Investments to the successor Collateral Agent. If no successor Collateral Agent shall be appointed, as aforesaid, or if appointed, shall not have accepted its appointment, within thirty (30) days after resignation or removal of the retiring Collateral Agent, then, subject to the provisions of Section 9.03 hereof, the Collateral Agent may at the expense of the Company petition a court of competent jurisdiction to appoint a successor Collateral Agent. Each such successor Collateral Agent shall provide the Company with its address and telephone and telecopier numbers to be used for purposes of Section 11.04 hereof, in a notice complying with the terms of said Section. Notwithstanding the resignation or removal of any Collateral Agent hereunder, the provisions of this Article IX shall continue to inure to the benefit of such Collateral Agent in respect of any action taken or omitted to be taken by such Collateral Agent in its capacity as such while it was Collateral Agent under this Security Agreement.

Any corporation into which the Collateral Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Collateral Agent shall be a party, or any corporation succeeding to the business of the Collateral Agent as a result of any of the foregoing shall be the successor of the Collateral Agent hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto except where an instrument of transfer or succession is required by law to effect such succession, anything herein to the contrary notwithstanding.

Section 9.03 Qualifications of Collateral Agent; Collateral Account. (a) Any Collateral Agent at any time acting hereunder must at all times be a commercial bank or trust company having its principal office in the District of Columbia or one of the States located in the

United States, be authorized to accept deposits and offer checking account facilities, have capital and surplus of at least $100,000,000 and have a long-term unsecured debt rating from each of Moody’s and S&P and, if rated by Fitch, Fitch in one of its generic credit rating categories which signifies investment grade.

(b) The Collateral Account, if not held by the Collateral Agent, shall be held by a commercial bank or trust company meeting the qualifications of the Collateral Agent set forth in Section 9.03(a). The Collateral Account shall at all times be an Eligible Account.

Section 9.04 Instructions. In any instance in which the Collateral Agent is permitted to take action hereunder or under the Program Documents, the Collateral Agent shall, except as expressly provided herein, act in accordance with the written instructions received, if any, from the Controlling Class.

Section 9.05 Duties of Collateral Agent. The Collateral Agent shall have no duty to monitor the Servicer nor any liability for the actions or inactions of the Servicer, provided that nothing in this Section 9.05 shall excuse the Collateral Agent from performing its obligations under this Agreement.

ARTICLE X

AMENDMENTS, MODIFICATIONS,

WAIVERS AND CONSENTS

Section 10.01 Execution of Amendments, etc. No amendment, modification, supplement, termination or waiver of or to any provision of this Security Agreement, nor any consent to any departure by the Company from any provision of this Security Agreement, shall be effective unless such amendment, modification, supplement, termination or waiver shall be in writing and signed by or on behalf of the Swap Counterparty, the Collateral Agent and the Company; and Rating Agency Confirmation with respect to such action shall have been given. Any waiver of any provision of this Security Agreement, and any consent to any departure by the Company from the terms of any provision of this Security Agreement, shall be effective (i) only in the specific instance and for the specific purpose for which given and (ii) after the Company has provided prior notice thereof to the Rating Agencies. No notice to or demand upon the Company in any instance hereunder shall entitle the Company to any other or further notice or demand in similar or other circumstances.

ARTICLE XI

MISCELLANEOUS

Section 11.01 Sale of Certain Collateral. The Company recognizes that the Collateral Agent may be unable to effect a public sale of the Assigned Collateral by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, and instead may resort to one or more private sales of the Assigned Collateral to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such security for their own account for investment and not with a view to the distribution or resale thereof. The

Company acknowledges and agrees that any such private sale or sales may result in prices and other terms less favorable to the seller than if the disposition were made pursuant to a public sale and, notwithstanding such circumstances, agrees that any such private sale or sales made in an otherwise commercially reasonable manner shall not be deemed commercially unreasonable solely because of the private nature of such sale or sales. The Collateral Agent is hereby authorized to use the services of the Calculation Agent, or an investment bank, in connection with any such sale. The Collateral Agent and the Secured Parties shall be under no obligation to delay a sale of any of the Assigned Collateral for the period of time necessary to permit the issuer of any securities to register them for public sale under the Securities Act or under applicable state securities laws, even if such issuers would agree to do so.

Section 11.02 Further Assurances. The Company agrees that it will join with the Collateral Agent in executing and, at its own expense, filing and re-filing such financing statements, amendments thereto, continuation statements and other documents (including this Security Agreement) in such offices as may be necessary or appropriate and wherever required in order to perfect and preserve the rights and interests granted to the Collateral Agent hereby, and hereby authorizes the Collateral Agent to arrange for the filing of financing statements and amendments thereto and continuation statements relative to all or any part thereof without further authorization of the Company where permitted by law, and agrees to do such further acts and things, and to execute and deliver to the Collateral Agent such additional assignments, agreements, powers and instruments, as are necessary to carry into effect the purposes of this Security Agreement or to better assure and confirm unto the Collateral Agent its rights, powers and remedies hereunder (including as the Collateral Agent or the Swap Counterparty may request). Notwithstanding the foregoing, the Collateral Agent shall have no obligation in respect of the filing, re-filing, recording or monitoring of any financing statements, amendments thereto, or continuation statements, or of any other similar document or instrument relating to the security interest granted herein.

Section 11.03 No Waiver; Cumulative Remedies. No failure on the part of the Collateral Agent to exercise, and no delay on the part of the Collateral Agent in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by the Collateral Agent preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies that may be available to the Collateral Agent, whether at law, in equity or otherwise.

Section 11.04 Notices, etc. Except where telephonic instructions or notices are authorized herein to be given, all notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing (including by facsimile transmission) and shall be personally delivered or sent by guaranteed overnight delivery or by facsimile transmission (to be followed by personal or guaranteed overnight delivery) and shall be deemed to be given for purposes of this Security Agreement on the date that such writing is received by the intended recipient thereof in accordance with the provisions of this Section 11.04. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section 11.04, notices, demands, instructions and other communications in writing shall be given to or made upon the parties at their respective addresses (or to their respective telecopy numbers) indicated in Schedule II hereto, and, in the case of telephonic instructions or notices, by calling the telephone number or numbers indicated for such party in Schedule II hereto.

Section 11.05 Fees, Costs and Expenses, etc. The Company shall pay the Collateral Agent such fees for its services as shall be agreed upon by the Company and the Collateral Agent, provided however that the annual fees (which shall not include extraordinary fees) shall not exceed 0.01% per annum on the weighted average Outstanding Program Amount. Subject to Section 2.01, Section 6.03 and Section 6.06, the Company hereby agrees to (a) pay or reimburse the Collateral Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with the preparation and execution of, and any amendment, supplement or modification to, this Security Agreement and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Collateral Agent, (b) reimburse the Collateral Agent for all reasonable out-of-pocket costs and expenses (excluding expenses solely attributable to internal overhead) incurred by the Collateral Agent in connection with the enforcement of or preservation of any rights under this Security Agreement, (c) pay, indemnify, and hold the Collateral Agent harmless from any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying stamp and other documentary taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Security Agreement, and any such other documents, and (d) indemnify and hold harmless the Collateral Agent and its officers, directors, employees and agents against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by the Collateral Agent, relating to or arising out of this Security Agreement or under the Program Documents, or by the Collateral Agent relating to or arising out of the enforcement of this Security Agreement or the preservation of any of its rights to the Assigned Collateral, the Collateral Account or any Deposited Funds; provided, that the Collateral Agent shall not have the right to be indemnified hereunder for its own gross negligence, bad faith or willful misconduct as determined by a court of competent jurisdiction. If the Company shall fail to do any act or thing which it has covenanted to do hereunder or any representation or warranty on the part of the Company contained herein or repeated and reaffirmed herein shall be breached, the Collateral Agent may, with the consent of the Controlling Class (but shall not be obligated to), do the same or cause it to be done or remedy any such breach, and may expend its funds for such purpose. Any and all amounts so expended by the Collateral Agent shall be repayable to it by the Company. Subject to Section 2.01, Section 6.03 and Section 6.06, amounts payable to the Collateral Agent shall be paid as follows: (A) if the Collateral Agent provides the Company with notice of such amounts on or before the last Business Day of the calendar month in which such amount arose, the Company shall pay such amounts on the Payment Date occurring in the immediately succeeding calendar month and (B) if the Collateral Agent provides such notice after the last Business Day of the calendar month in which such amount arose, the Company shall pay such amounts on the Payment Date occurring in the calendar month after the month in which the demand was made. The obligations of the Company under this Section 11.05 shall survive the resignation or removal of the Collateral Agent and the termination of this Security Agreement and the discharge of the other obligations of the Company hereunder.

Section 11.06 Collateral Agent Appointed Attorney-in-Fact. The Company hereby appoints the Collateral Agent its attorney-in-fact, with full power of substitution, for the purpose of taking such action and executing agreements, instruments and other documents, in the name of the Company, as the Collateral Agent, the Swap Counterparty or the holders of the Senior Notes may deem necessary or advisable to accomplish the purposes hereof, which appointment is coupled with an interest and is irrevocable.

Section 11.07 Termination. Except as expressly otherwise provided herein, this Security Agreement, and the assignments, pledges and security interests created or granted hereby, shall terminate when (a) all Obligations shall have been fully paid and satisfied, and (b) all Notes shall have been fully paid and satisfied, at which time the Collateral Agent shall, at the written request of the Company, reassign (without recourse upon, or any warranty whatsoever by, the Collateral Agent), and deliver to the Company all Assigned Collateral and documents then in the custody or possession of the Collateral Agent and, if so requested by the Company, shall execute and deliver to the Company for filing in each office in which any financing statement relative to the Assigned Collateral or the agreements relating thereto or any part thereof shall have been filed, a termination statement under the UCC releasing the Collateral Agent’s interest therein, and such other documents and instruments as the Company may reasonably request, all without recourse upon or warranty whatsoever by, the Collateral Agent, and at the cost and expense of the Company.

The Company and the Collateral Agent hereby agree that, if any Deposited Funds remain on deposit in the Collateral Account after the payment in full of all of the Obligations, such amounts shall, at the written request of the Company, be released by the Collateral Agent and paid to the Servicer.

Section 11.08 Successors and Assigns; Benefit of Agreement. This Security Agreement shall be binding upon and inure to the benefit of the Company and the Secured Parties and their respective successors and assigns; provided, however, that the Company may not assign any of its rights or obligations hereunder except with the prior written consent of the Collateral Agent (on behalf of the holders of the Senior Notes), the Swap Counterparty and each of the Rating Agencies. This Security Agreement shall also inure to the benefit of the holders of the Notes, which are hereby expressly declared to be third party beneficiaries hereof. Subject to the foregoing, no Person not a party to this Security Agreement shall be deemed to be a third party beneficiary hereof nor shall any Person be empowered to enforce the provisions of this Security Agreement, except as set forth in the preceding sentence, or in Section 11.17, and to the extent such Person becomes a permitted successor or assign hereunder.

Section 11.09 GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO

IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY HERETO HEREBY CONSENTS TO PROCESS BEING SERVED IN ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO THIS SECURITY AGREEMENT OR ANY DOCUMENT DELIVERED PURSUANT HERETO BY THE MAILING OF A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, RETURN RECEIPT REQUESTED, TO ITS RESPECTIVE ADDRESS SPECIFIED AT THE TIME FOR NOTICES UNDER THIS SECURITY AGREEMENT OR TO ANY OTHER ADDRESS OF WHICH IT SHALL HAVE GIVEN WRITTEN NOTICE TO THE OTHER PARTIES. THE FOREGOING SHALL NOT LIMIT THE ABILITY OF ANY PARTY HERETO TO BRING SUIT IN THE COURTS OF ANY JURISDICTION.

EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

Section 11.10 Execution in Counterparts. This Security Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same Security Agreement.

Section 11.11 Section Headings. Section headings used in this Security Agreement are for convenience only and shall not affect the construction of this Security Agreement.

Section 11.12 Non-petition Covenant. Notwithstanding any prior termination of this Security Agreement, the Collateral Agent as such shall not, prior to the date which is one year and one day after the payment in full of the last rated obligation of the Company including but not limited to the last Secured Liquidity Note and Extended Note outstanding, acquiesce, petition or otherwise, directly or indirectly, invoke or cause the Company to invoke the process of any governmental authority for the purpose of commencing or sustaining a case against the Company under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Company or any substantial part of its property or ordering the winding up or liquidation of the affairs of the Company. This Section 11.12 shall survive the termination of this Security Agreement.

Section 11.13 Severability. In case one or more of the provisions contained in this Security Agreement shall be or shall be deemed to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. If any provision of this Security Agreement shall be or shall be deemed to be illegal, invalid or unenforceable under the applicable laws and regulations of one jurisdiction, such provision shall not thereby be rendered illegal, invalid or unenforceable in any other jurisdiction.

Section 11.14 Entire Agreement. This Security Agreement constitutes the entire agreement between the parties hereto with respect to the matters covered hereby and supersedes all prior agreements and understandings with respect to such matters between the parties.

Section 11.15 Limited Recourse to the Company. Notwithstanding anything to the contrary contained herein, all Obligations of the Company shall be payable by the Company only to the extent of funds available therefor under Sections 2.01 6.03, and 6.06, and, to the extent such funds are not available or are insufficient for the payment thereof, shall not constitute a claim, as defined under Section 101 of the Bankruptcy Code, against the Company to the extent of such unavailability or insufficiency until such time as the Company has assets sufficient to pay such prior deficiency. This Section 11.15 shall survive the termination of this Security Agreement.

Section 11.16 No Recourse. The obligations of the Company hereunder are solely the obligations of the Company and no recourse shall be had with respect to this Security Agreement, any of the obligations of the Company hereunder or for the payment of any fee or other amount payable hereunder or for any claim based on, arising out of or relating to any provision of this Security Agreement against any employee, officer, settlor, Affiliate, agent or servant of the Company. This Section 11.16 shall survive the termination of this Security Agreement.

Section 11.17 Third Party Beneficiary.

The parties hereto agree that the Swap Counterparty shall be an express third party beneficiary of this Security Agreement, and entitled to enforce any rights granted to it hereunder, except to the extent of its rights as a Secured Party (which rights shall be enforced by the Collateral Agent on its behalf).

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be executed by their respective officers or agents thereunto duly authorized, as of the date first above written.

VON KARMAN FUNDING LLC

By: New Century Mortgage Corporation, as Manager

By:	/s/ PATRICK FLANAGAN

Name: Title:	Patrick Flanagan President

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent

By:	/s/ STACY M. COULON

Name: Title:	Stacy M. Coulon Vice President

Schedule I

Definitions List

SCHEDULE I

TO THE

SECURITY AGREEMENT

DEFINITIONS LIST

For all purposes of this Security Agreement, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Mortgage Loan Purchase and Servicing Agreement (the “Mortgage Loan Purchase and Servicing Agreement”), dated as of September 5, 2003, among Von Karman Funding LLC (the “Company”), and New Century Mortgage Corporation, as seller and servicer (in its capacity as a seller, the “Seller”, and in its capacity as servicer, the “Servicer”).

“Adjusted Partial Termination Payment” means, as of any Interim Payment Date, the amount by which the aggregate Outstanding Purchase Price of all Mortgage Loans sold on such Interim Payment Date exceeds the aggregate cash proceeds of the sales of such Mortgage Loans (without regard to amounts otherwise payable by the Swap Counterparty under the Total Return Swap).

“Affiliate” means, with respect to a Person, any other Person which directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the relevant Person.

“Aggregate Extended Note Monthly Interest” means, with respect to all Classes of Extended Notes, the sum of all Extended Note Monthly Interest.

“Allocated Expenses” means the Company’s expenses (other than Reimbursable Expenses), including, without limitation, the Swap Fee Spread, Rating Agencies fees and expenses, Manager fees and expenses, Depositary fees and expenses, Servicing Fees and expenses, Collateral Agent fees and expenses, Custodian fees and expenses, due diligence fees (such due diligence fees not to exceed $15,000 in any quarter) and other anticipated costs and fees; provided, however, that in no event may the cumulative amount of Allocated Expenses in any calendar year exceed the Budget Expense Limit.

“Allocated Expenses Account” shall have the meaning specified in Section 6.06 of the Security Agreement.

“Assets” means any interest of any kind in any assets or property of any kind tangible or intangible, real, personal or mixed, now owned or hereafter acquired by the Company or such other Person as the context may require.

“Assigned Collateral” has the meaning specified in Section 5.01 of the Security Agreement.

“Assignment of Mortgage” shall have the meaning specified in the Mortgage Loan Purchase and Servicing Agreement.

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“Authenticating Representative” shall have the meaning specified in Section 3.03(b) of the Security Agreement.

“Authorized Officer” means as to the Company, any authorized employee or agent of the Manager.

“Available Amount” shall mean on any day, in relation to the Market Value Reserve Account or the Reserve Fund, as the case may be, the aggregate amount on deposit in the Market Value Reserve Account or the Reserve Fund as of such day.

“Back-Up Servicer” means Ocwen Federal Bank FSB.

“Back-Up Servicer Agreement” means the Backup Servicing Agreement by and between Ocwen Federal Bank FSB and the Company, as such agreement may be amended, modified or restated from time to time with the consent of the Controlling Class.

“Bankruptcy Code” means The Bankruptcy Reform Act of 1978, as amended from time to time, and as codified as 11 U.S.C. Section 101 et seq.

“Benefit Arrangement” means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Benefit Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

“Benefit Plan” means (i) an employee benefit plan as defined in Section 3(3) of ERISA and which is subject to Title I of ERISA, (ii) a “Plan” as defined in Section 4975 of the Code and which is subject to Section 4975 of the Code or (iii) an entity deemed to be investing the “plan assets” (within the meaning of 29 C.F.R. Section 2510.3-101 or otherwise under ERISA) of any such employee benefit plan or plan, including without limitation an insurance company general account.

“Budget Expense Limit” shall mean $15,000,000 or such other amount as the Swap Counterparty and the Company may agree to in writing from time to time.

“Business Day” means any day other than (i) Saturday and Sunday or (ii) a day on which banking institutions or foreign exchange markets in New York City are authorized or required by law, regulation or executive order to be closed for business.

“Calculation Agent” means Citigroup Global Markets Inc.

“Calculation Period” shall have the meaning specified in the Total Return Swap.

“Cash Collateral Event” any one or more of the following: (i) the Seller and Purchaser, on a consolidated basis, shall have a Tangible Net Worth not less than (a) the greater of (1) $250,000,000, and (2) seventy-five percent (75%) of their consolidated Tangible Net Worth as of December 31, 2002, plus, (b) ninety percent (90%) of all capital contributions made during the fiscal year ended on December 31, 2003, plus, (c) fifty percent (50%) of positive year-to-date net income for such Persons, (ii) the Tangible Net Worth of New Century Financial Corporation shall be less than (a) the greater of (1) $275,000,000, and (2) seventy-five percent

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(75%) of its Tangible Net Worth as at December 31, 2002, plus, (b) ninety percent (90%) of all capital contributions made during the fiscal year ended on December 31, 2003, plus, (c) fifty percent (50%) of positive year-to-date net income for such Person, minus, (d) the dollar value of all repurchases of common stock in New Century Financial Corporation by New Century Financial Corporation, in an amount not to exceed the lesser of: (i) the dollar equivalent of repurchases of 1,800,000 shares (or share equivalents in the case of stock splits/reverse splits), or (ii) $40,000,000, (iii) the Seller and the Purchaser, on a consolidated basis, shall have a ratio of Total Indebtedness to Tangible Net Worth greater than 10:1, measured on the last day of each fiscal quarter of the Seller and the Purchaser, (iv) New Century Financial Corporation shall have a ratio of Total Indebtedness to Tangible Net Worth not greater than 10:1, measured on the last day of each of its fiscal quarters, or (v) the Seller and Purchaser, together with New Century Financial Corporation on a consolidated basis, shall have Liquidity in an amount equal to not less than $80,000,000.

“Capitalized Interest Component” means, as of any date of determination, the Principal Component of Secured Liquidity Notes which represents capitalized interest on Secured Liquidity Notes which matured after the immediately preceding Payment Date.

“Class” has the meaning given in the Mortgage Loan Purchase and Servicing Agreement.

“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act or any successor provision thereto or Euroclear and Cedel. The initial Clearing Agency shall be DTC.

“Closing Date” means September 5, 2003.

“Collateral” shall mean the Assigned Collateral, the Collateral Account and the Deposited Funds.

“Collateral Account” means the Eligible Account maintained by the Collateral Agent as more fully described in Section 6.01 of the Security Agreement.

“Collateral Agent” means Deutsche Bank Trust Company Americas, not in its individual capacity but solely as Collateral Agent under the Security Agreement, or any successor Collateral Agent under the Security Agreement.

“Collection Account” shall mean the collection account established pursuant to Section 4.5 of the Mortgage Loan Purchase and Servicing Agreement and maintained by the Servicer.

“Collections” means all payments on the Collateral.

“Company” or “Issuer” or “Purchaser” means Von Karman Funding LLC, a Delaware limited liability company, as issuer of the Notes.

“Company Agent” has the meaning set forth in Section 3.03(a) of the Security Agreement.

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“Company Incumbency Certificate” shall have the meaning specified in Section 3.03(a) of the Security Agreement.

“Contingent Obligation”, as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person (a) with respect to any indebtedness, lease, dividend, letter of credit or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof or (b) under any letter of credit issued for the account of that Person or for which that Person is otherwise liable for reimbursement thereof. “Contingent Obligation” shall include (a) the direct or indirect guarantee, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another and (b) any liability of such Person for the obligations of another through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), (ii) to maintain the solvency of any balance sheet item, level of income or financial condition of another or (iii) to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, if in the case of any agreement described under sub-clause (i) or (ii) of this sentence the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported.

“Controlling Class” shall mean the Swap Counterparty unless it is in default under one or more of the Program Documents to which it is a party (including without limitation, the Mortgage Loan Purchase and Servicing Agreement), in which case the “Controlling Class” shall be the Required Senior Noteholders.

“Corporate Trust Office” shall mean, with respect to the Collateral Agent, the principal office of the Collateral Agent at which at any particular time its corporate trust business shall be administered which office at the date of the execution of the Security Agreement is located at 60 Wall Street, MS NYC 60-2606, New York, NY 10005, Attention: Commercial Paper Group, or at any other time at such other address as the Collateral Agent may designate from time to time by notice to the Noteholders and the Company.

“Credits Outstanding” means, as of the close of business on any day (1) the Principal Component of all outstanding Secured Liquidity Notes, plus (2) the aggregate principal amount of outstanding Extended Notes, minus (3) the Deposited Funds then on deposit in the Collateral Account and allocable to the payment of Principal Component or principal amount of Secured Liquidity Notes and Extended Notes outstanding, except to the extent that such funds are then subject to any writ, order, stay, judgment, warrant of attachment or execution or similar process.

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“Custodial Agreement” means the Custodial Agreement, dated as of September 5, 2003, entered into among the Seller, the Company, the Collateral Agent and the Custodian, as the same may at any time be amended, modified or supplemented.

“Custodian” means Deutsche Bank National Trust Company, not in its individual capacity but solely as Custodian under the Custodial Agreement, or any successor Custodian under the Custodial Agreement.

“Default Investment” means a money market fund whose investments are limited to obligations issued by, or the full and timely payment of principal of and interest on which is fully guaranteed by, the United States of America or any agency or instrumentality thereof (which agency or instrumentality is backed by the full faith and credit of the United States of America), deposits into which are available on demand or no later than the next following Business Day.

“Defaulted Loan” has the meaning set forth in the Mortgage Loan Purchase and Servicing Agreement.

“Definitions List” means this Definitions List, as amended or modified from time to time.

“Delinquent Loan” has the meaning set forth in the Mortgage Loan Purchase and Servicing Agreement.

“Depositary” means Deutsche Bank Trust Company Americas, not in its individual capacity but solely as Depositary under the Depositary Agreement, or any successor Depositary under the Depositary Agreement.

“Depositary Agreement” means the Depositary Agreement, dated as of September 5, 2003, entered into by the Company and the Depositary, as the same may at any time be amended, modified or supplemented.

“Depositary Incumbency Certificate” shall have the meaning specified in Section 3.03(b) of the Security Agreement.

“Deposited Funds” has the meaning specified in Section 6.02 of the Security Agreement.

“Designated Representative” shall have the meaning specified in Section 3.03(b) of the Security Agreement.

“Determination Date” means the 24th day of each month, or if such day is not a Business Day, the preceding Business Day.

“Distressed Termination Event” has the meaning set forth in the Mortgage Loan Purchase and Servicing Agreement.

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“Distribution Date” means (i) after the conversion of any Class of Secured Liquidity Notes to a Class of Extended Notes and until such Extended Notes are paid in full, the 25th day of each calendar month (or if such day is not a Business Day, the next following Business Day), (ii) each Final Maturity of each Class of Extended Notes outstanding, and (iii) each date that Extended Notes are redeemed.

“Dollar” and the symbol “$” mean the lawful currency of the United States.

“DTC” means The Depository Trust Company.

“Due Date” has the meaning set forth in the Mortgage Loan Purchase and Servicing Agreement.

“Effective Date” has the meaning specified in Section 4.01 of the Security Agreement.

“Eligible Account” shall mean either (i) a segregated, non-interest bearing trust account or (ii) a demand trust account with a bank having short-term debt ratings of “A-1+” by S&P, “P-1” by Moody’s and, if rated by Fitch, “F1+” by Fitch. In either case, the Collateral Agent on behalf of the Secured Parties shall at all times be (x) the “entitlement holder” (within the meaning of Section 8-102(a) of the New York UCC) to the extent that the Collateral Account is a “securities account” (within the meaning of Section 8-501(a) of the New York UCC), or (ii) the “customer” (within the meaning of Section 4-104 of the New York UCC), to the extent that the Collateral Account shall be a “deposit account” (within the meaning of Section 9-102(a) of the New York UCC).

“Eligible Institution” shall mean (i) Deutsche Bank National Trust Company (while it shall satisfy any one of requirements set forth in (ii), (iii), or the proviso below), or (ii) any depositary institution, the deposits in which are insured by the Federal Deposit Insurance Corporation and which at all times has a short-term unsecured debt rating of “A-1+” by S&P, “P-1” by Moody’s and, if rated by Fitch, “F1+” by Fitch or (iii) a depositary institution acceptable to the Rating Agencies; provided, however, that an institution which shall have corporate trust powers and which maintains any account hereunder as a fully segregated trust account with the trust department of such institution shall not be required to meet the foregoing rating requirements, and need only at all times have a long-term unsecured debt rating of at least “Baa3” by Moody’s so long as Moody’s is rating any of the Notes.

“Eligible Investments” shall have the meaning set forth in the Mortgage Loan Purchase and Servicing Agreement.

“Eligible Loan” shall have the meaning set forth in the Mortgage Loan Purchase and Servicing Agreement.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

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“ERISA Group” means the Company and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company, are treated as a single employer under Section 414 of the Internal Revenue Code.

“Event of Bankruptcy” shall be deemed to have occurred with respect to a Person if:

(a) such Person shall become insolvent or admit in writing its inability to pay its debts as they come due, or the commencement by such Person of a voluntary case under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future federal or state bankruptcy, insolvency or similar law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of such Person or of any substantial part of its property or the making by such Person of an assignment for the benefit of creditors or the failure by such Person generally to pay its debts as such debts become due or the taking of action by such Person in furtherance of any of the foregoing; or

(b) an involuntary petition or an involuntary proceeding shall have been filed or commenced against such Person under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future federal or state bankruptcy laws, as now or hereafter in effect, or any other present or future federal or state bankruptcy, insolvency or similar law, or seeking the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of such Person or of any substantial part of its property, or seeking the winding up or liquidation of the affairs of such Person and such petition or proceeding shall not have been dismissed for a period of thirty (30) days (in the case of the Company), or sixty (60) days (in any other case), or an order or decree for relief against such Person shall be entered in any such proceeding; or

(c) the board of directors of such Person (if such Person is a corporation or similar entity) shall vote to implement any of the actions set forth in clause (b) above.

“Event of Default” with respect to the Senior Notes, has the meaning specified in Section 7.01 of the Security Agreement.

“Excess Spread” for each Remittance Period means the amount equal to the difference between (A) and (B), where (A) equals the aggregate amount of interest and any penalties (including prepayment penalties) paid on the Mortgage Notes during such Remittance Period, and where (B) equals the Issuer Funding Cost for such Remittance Period, plus the Allocated Expenses for such Remittance Period, plus the Reimbursable Expenses for such Remittance Period.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Expected Maturity” means, with respect to each Class of Secured Liquidity Notes, the expected maturity date of such Class, which date shall be between one (1) and one hundred and eighty (180) days from the date of issuance of such Class, as set forth in the related

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instructions from the Company Agent delivered in accordance with Section 4 of the Depositary Agreement.

“Extended Note Amortization Event” shall have the meaning set forth in the Mortgage Loan Purchase and Servicing Agreement.

“Extended Note Calculation Agent” means the Collateral Agent.

“Extended Note Monthly Interest” means, with respect to each Class of Extended Notes and each Distribution Date, interest distributions with respect to such Class of Extended Notes equal to the product of (i) the outstanding principal amount of such Class of Extended Notes on the preceding Distribution Date (or in the case of the first Distribution Date occurring after the related Expected Maturity, such Expected Maturity) (after giving effect to all distributions and allocations made on such preceding Distribution Date), (ii) the Extended Note Rate for the related Interest Period and (iii) the actual number of days in such Interest Period divided by three hundred and sixty (360).

“Extended Note Rate” means, for each Distribution Date, One-Month LIBOR plus 0.25% per annum.

“Extended Note Shortfall” has the meaning specified in Section 4.07 of the Security Agreement.

“Extended Notes” means any one of the Extended Notes, resulting from the conversion of a Secured Liquidity Note to an Extended Note pursuant to Section 4.04 of the Security Agreement.

“Extended Notes Distribution” has the meaning set forth in the Depositary Agreement.

“Extended Notes Distribution Account” has the meaning set forth in Section 2 of the Depositary Agreement.

“Final Maturity” means, with respect to each Class of Extended Notes, the date which is 180 days following the Expected Maturity of such Class.

“Fitch” means Fitch, Inc.

“GAAP” means generally accepted accounting principles set forth in the statements and pronouncements of the Financial Accounting Standards Board and opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants or in such other statements by such other entity as may be approved by a significant segment of the accounting industry.

“Governmental Authority” means any Federal, state, local or foreign court or governmental department, commission, board, bureau, agency, authority, instrumentality or regulatory body.

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“Holder” means the holder of a Note.

“Indebtedness” shall have the meaning set forth in the Mortgage Loan Purchase and Servicing Agreement.

“Initial Purchase Price” shall have the meaning set forth in the Mortgage Loan Purchase and Servicing Agreement.

“Initial Required Reserve Fund Amount” is defined in the Side Letter.

“Interest Component” means, with respect to Secured Liquidity Notes outstanding at any time, the sum of (a) the portion of the face amount of outstanding Secured Liquidity Notes issued on a discount basis representing the discount incurred in respect thereof and (b) the amount of interest that would accrue from the date of issuance to the Expected Maturity in respect of outstanding Secured Liquidity Notes issued on an interest-bearing basis.

“Interest Period” means with respect to each Class of Extended Notes (i) initially, the period from and including the Expected Maturity to but excluding the second Distribution Date following such Expected Maturity and (ii) thereafter, the period from and including the immediately preceding Distribution Date to and including the day immediately preceding such Distribution Date; provided, however, in the case of the final payment of an Extended Note, the Interest Period shall end on and include the day immediately preceding the date on which such Extended Note is paid in full.

“Interim Payment Date” shall have the meaning set forth in the Total Return Swap.

“Internal Revenue Code” or “Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time, and any successor statute of similar import, in each case as in effect from time to time. References to sections of the Code also refer to any successor sections.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Issuer Funding Cost” has the meaning given in the Total Return Swap.

“LIBOR” has the meaning specified in Section 4.06 of the Security Agreement.

“LIBOR Determination Date” has the meaning specified in Section 4.06 of the Security Agreement.

“Lien” means, when used with respect to any Person, any interest in any real or personal property, asset or other right held, owned or being purchased or acquired by such Person which secures payment or performance of any obligation, and shall include any mortgage, lien, pledge, encumbrance, charge, retained security title of a conditional vendor or lessor, or other security interest of any kind, whether arising under a security agreement, mortgage, lease, deed of trust, chattel mortgage, assignment, pledge, retention or security title,

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financing or similar statement, or notice or arising as a matter of law, judicial process or otherwise.

“Liquidity” shall have the meaning set forth in the Mortgage Loan Purchase and Servicing Agreement.

“LLC Agreement” means the amended and restated limited liability company agreement of the Company dated as of September 5, 2003, as the same may at any time be amended, modified or supplemented.

“Loan Rate” shall have the meaning set forth in the Mortgage Loan Purchase and Servicing Agreement.

“Loan Termination Date” means each day on which a deposit is made into the Collateral Account in respect of Terminated Loans.

“Manager” means New Century Mortgage Corporation.

“Market Value” shall have the meaning given in the Mortgage Loan Purchase and Servicing Agreement.

“Market Value Event” as of any applicable date, shall mean an event or condition where the aggregate Market Value (as designated by the Calculation Agent) of all the Eligible Loans then owned by the Purchaser decreases by more than one percent (1%) from the aggregate Market Value of such Eligible Loans as designated by the Calculation Agent at the time such Eligible Loans were purchased by the Purchaser.

“Market Value Event Notice” has the meaning given in Section 6.07(a).

“Market Value Requirement” shall mean an amount such that the sum of (x) the Market Value Reserve Deposit and (y) the Market Value (as designated by the Calculation Agent) of all Eligible Loans then owned by the Purchaser is equal to or greater than ninety-nine percent (99%) of the Market Value of such Eligible Loans as designated by the Calculation Agent at the time such Eligible Loans were purchased by the Purchaser.

“Market Value Reserve Account” shall have the meaning specified in Section 6.05 of the Security Agreement.

“Market Value Reserve Deposit” shall mean an amount in immediately available funds, not less than $1,000,000.

“Market Value Reserve Release Notice” shall have the meaning specified in Section 6.07(c) of the Security Agreement.

“Market Value Review” shall have the meaning specified in Section 6.07(c) of the Security Agreement.

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“Maximum Indemnity Amount” for any calendar year shall mean the product of the Program Size and 20 basis points.

“Monthly Advance” has the meaning set forth in the Mortgage Loan Purchase and Servicing Agreement.

“Monthly Payment” has the meaning set forth in the Mortgage Loan Purchase and Servicing Agreement.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage” shall have the meaning specified in the Mortgage Loan Purchase and Servicing Agreement.

“Mortgage Loan” means each mortgage loan listed on any Mortgage Loan Schedule annexed to any Transfer Supplement (as such terms are defined in the Mortgage Loan Purchase and Servicing Agreement).

“Mortgage Loan File” shall have the meaning specified in the Mortgage Loan Purchase and Servicing Agreement.

“Mortgage Loan Purchase and Servicing Agreement” means the Mortgage Loan Purchase and Servicing Agreement, dated as of September 5, 2003, among the Company, and the Seller and Servicer, as the same may at any time be amended, modified or supplemented.

“Mortgage Note” shall have the meaning specified in the Mortgage Loan Purchase and Servicing Agreement.

“Multiemployer Plan” means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

“Noteholder” means the holder of a Note.

“Notes” means, collectively, the Senior Notes.

“Obligations” has the meaning specified in Section 2.01 of the Security Agreement.

“Officer’s Certificate” means a certificate signed by an Authorized Officer of the Company.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Collateral Agent. The counsel may be an employee of or counsel to the Company, unless the Required Senior Noteholders or the Swap Counterparty shall notify the Collateral Agent in writing of objection thereto.

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“Outstanding Program Amount” shall have the meaning set forth in the Mortgage Loan Purchase and Servicing Agreement.

“Outstanding Purchase Price” shall have the meaning set forth in the Mortgage Loan Purchase and Servicing Agreement.

“Partial Termination” means the termination of a portion of the Total Return Swap in accordance with Section 5 thereof.

“Payment Date” means the 25th day of each calendar month (or if any such day is not a Business Day, the next following Business Day), commencing October 25, 2003.

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to all or any of its functions under ERISA.

“Permitted Liens” means (i) Liens for current taxes not delinquent or for taxes being contested in good faith and by appropriate proceedings, and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP, (ii) mechanics’, materialmen’s, landlords’, warehousemen’s and carrier’s Liens, and other Liens imposed by law, securing obligations arising in the ordinary course of business that are not more than thirty days past due or are being contested in good faith and by appropriate proceedings and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP and (iii) the Liens in favor of the Collateral Agent pursuant to the Security Agreement.

“Person” means and includes an individual, a partnership, a corporation, a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a government or an agency or political subdivision or instrumentality thereof.

“Potential Event of Default” means any occurrence or event which, with the giving of notice, the passage of time or both, would constitute an Event of Default.

“Principal Component” means (a) the issue price of Secured Liquidity Notes issued on a discount basis and (b) the principal amount of Secured Liquidity Notes issued on an interest-bearing basis.

“Priority of Payments” means the priority of payments set forth in Section 2.01 or Section 6.03, as applicable, of the Security Agreement.

“Program Documents” means and includes the Security Agreement, the Custodial Agreement, the Mortgage Loan Purchase and Servicing Agreement, the LLC Agreement, the Depositary Agreement, the Total Return Swap, the Rated Bidder Letter and the SLN Placement Agent Agreement.

“Program Size” means $2,000,000,000 (as such limit may be increased or decreased in accordance with the Program Documents).

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“Qualified Institution” means a depositary institution or trust company (which may include the Collateral Agent) organized under the laws of the United States of America or any one of the states thereof or the District of Columbia; provided, however, that at all times such depositary institution or trust company is a member of the FDIC and has (i) from S&P a long-term indebtedness rating not lower than “AA-“ and a short-term indebtedness rating of “A-l+”, from Moody’s a long-term indebtedness rating not lower than “A2” and a short-term indebtedness rating of “P-1”, and from Fitch a long-term indebtedness rating not lower than “AA-“ and a short-term indebtedness rating of “F1+”, or (ii) such other rating which satisfies the Rating Agency Confirmation Condition.

“Rated Bidder” has the meaning set forth in the Mortgage Loan Purchase and Servicing Agreement.

“Rated Bidder Letter” means the letter entered into pursuant to Section 11.2 of the Mortgage Loan Purchase and Servicing Agreement.

“Rating Agencies” shall have the meaning set forth in the Mortgage Loan Purchase and Servicing Agreement.

“Rating Agency Confirmation” and “Rating Agency Confirmation Condition” mean, with respect to any action, that each Rating Agency shall have notified the Company, the Collateral Agent and the Depositary in writing that such action will not result in a reduction or withdrawal of the rating (in effect immediately before the taking of such action) of any outstanding Senior Notes with respect to which it is a Rating Agency and, with respect to the issuance of Senior Notes, “Rating Agency Confirmation” and “Rating Agency Confirmation Condition” also mean, in addition to the above, that each Rating Agency that is referred to in the Security Agreement as being required to deliver its rating with respect to such Notes shall have notified the Company, the Collateral Agent and the Depositary in writing that such rating has been issued by such Rating Agency.

“Reference Banks” has the meaning specified in Section 4.06 of the Security Agreement.

“Reimbursable Expenses” shall mean an amount equal to any costs and expenses related to indemnities, tax gross up or other similar items, SLN Placement Agent indemnity, Collateral Agent indemnity, Custodian indemnity, Depositary indemnity and any extraordinary expenses; provided, however, that, on an annualized basis, Reimbursable Expenses may not exceed the Maximum Indemnity Amount.

“Remittance Period” means with respect to the 24th day of each calendar month (or if such day is not a Business Day, the preceding Business Day), the calendar month immediately preceding such day.

“Required Draw Amount” shall have the meaning specified in Section 6.05(d).

“Required Senior Noteholders” means Senior Noteholders holding in excess of fifty percent (50%) of the aggregate principal amount of all Senior Notes voting as a single class

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(excluding, for the purposes of making the foregoing calculations, any Senior Notes held by the Company or the Servicer or any Affiliate of the Company or the Servicer).

“Required Reserve Fund Amount” is defined in the Side Letter.

“Requirements of Law” means, with respect to any Person or any of its property, the certificate of incorporation or articles of association and by-laws or other organizational or governing documents of such Person or any of its property, and any law, treaty, rule or regulation, or determination of any arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, whether Federal, state or local (including, without limitation, usury laws, the Federal Truth in Lending Act and retail installment sales acts).

“Reserve Accounts” means the Reserve Fund and the Market Value Reserve Account.

“Reserve Fund” means the fund established by the Company pursuant to Section 6.05 of the Security Agreement.

“S&P” means Standard & Poor’s Ratings Service, a division of The McGraw-Hill Companies, Inc.

“Secured Liquidity Note Account” has the meaning set forth in Section 2 of the Depositary Agreement.

“Secured Liquidity Notes” means any one of the Secured Liquidity Notes, executed from time to time by the Company and authenticated by or on behalf of the Depositary, substantially in the form of Exhibit A or Exhibit B to the Depositary Agreement.

“Secured Parties” is defined in the recitals to the Security Agreement.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” means the Security Agreement, dated as of September 5, 2003, between the Company and the Collateral Agent, as the same may at any time be amended, modified or supplemented.

“Seller” means New Century Mortgage Corporation.

“Seller Documents” means the Mortgage Loan Purchase and Servicing Agreement and the Custodial Agreement.

“Senior Noteholder” means the holder of a Senior Note.

“Senior Notes” means, collectively, the Secured Liquidity Notes and the Extended Notes.

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“Series” means the Secured Liquidity Notes and Extended Notes (such Secured Liquidity Notes and Extended Notes taken together as one series).

“Servicer” means New Century Mortgage Corporation, as Servicer under the Mortgage Loan Purchase and Servicing Agreement, or any successor Servicer appointed under the Mortgage Loan Purchase and Servicing Agreement.

“Servicer Documents” means the Mortgage Loan Purchase and Servicing Agreement and any written certificates, statements or instruments delivered by the Servicer to the Company pursuant thereto from and after the Closing Date.

“Servicer Event of Default” means a “Servicer Event of Default” as defined in Section 10.1 of the Mortgage Loan Purchase and Servicing Agreement.

“Servicer Report” has the meaning set forth in the Mortgage Loan Purchase and Servicing Agreement.

“Servicing Advances” shall have the meaning set forth in the Mortgage Loan Purchase and Servicing Agreement.

“Servicing Fee” has the meaning set forth in the Mortgage Loan Purchase and Servicing Agreement.

“SLN Extension Event” means with respect to any Secured Liquidity Note, such Secured Liquidity Note is not paid in full on its Expected Maturity and, as a result, such Secured Liquidity Note is converted to an Extended Note pursuant to Section 4.04 of the Security Agreement.

“SLN Placement Agent” means Citigroup Markets Inc., Banc of America Securities LLC, and such others as may be appointed by the Company from time to time, each as a SLN Placement Agent pursuant to the SLN Placement Agent Agreement.

“SLN Placement Agent Agreement” means the private placement agreement, dated as of the Closing Date, among the SLN Placement Agents, the Servicer and the Company, as the same may at any time be amended, modified or supplemented.

“Subsidiary” means, with respect to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

“Swap Counterparty” shall have the meaning set forth in the Mortgage Loan Purchase and Servicing Agreement.

“Tangible Net Worth” shall have the meaning set forth in the Mortgage Loan Purchase and Servicing Agreement.

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“Terminated Loan” has the meaning set forth in the Mortgage Loan Purchase and Servicing Agreement.

“Termination Event” has the meaning set forth in the Mortgage Loan Purchase and Servicing Agreement.

“Termination Event Auction” has the meaning set forth in the Mortgage Loan Purchase and Servicing Agreement.

“Total Indebtedness” shall have the meaning set forth in the Mortgage Loan Purchase and Servicing Agreement.

“Total Return Swap” shall have the meaning set forth in the Mortgage Loan Purchase and Servicing Agreement.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Trust Officer” means, in relation to the Collateral Agent, any trust officer, Director, Managing Director, Associate, Vice President or Assistant Vice President, or any other officer customarily performing functions similar to those performed by the person who at the time shall be such officer and is assigned to its Corporate Trust office, or to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with a particular subject, or any successor thereto responsible for the administration of the Security Agreement.

“UCC” means the Uniform Commercial Code as in effect from time to time in the specified jurisdiction.

“United States” or “U.S.” means the United States of America, its fifty States and the District of Columbia.

“U.S. Government Obligations” means direct obligations of the United States of America, or any agency or instrumentality thereof for the payment of which the full faith and credit of the United States of America is pledged as to full and timely payment of such obligations.

“U.S. Person” shall have the meaning under Regulation S under the Securities Act.

“written” or “in writing” means any form of written communication, including, without limitation, by means of telex, telecopier device, computer, telegraph or cable.

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Schedule II

Addresses For Notices

VON KARMAN FUNDING LLC

C/O New Century Mortgage Corporation,

as Manager

18400 Von Karman, Suite 1000

Irvine, CA 92612-1514

Attn: Kevin Cloyd (business contact)

General Counsel (legal contact)

Phone: (949) 440-7030

Fax: (949) 440-7033

DEUTSCHE BANK TRUST COMPANY AMERICAS

60 Wall Street

Mail Stop NYC 60-2606

New York, NY 10005

Attention: Commercial Paper

Telecopy No.: (212) 797-8604

Telephone No.: (212) 250-5906

Schedule III

Perfection Representations, Warranties and Covenants

In addition to the representations, warranties and covenants contained in the Mortgage Loan Purchase and Servicing Agreement and the Security Agreement, to induce the Collateral Agent to enter into the Security Agreement, the Issuer hereby represents, warrants, and covenants to the Collateral Agent as to itself as follows, on the Closing Date and on each applicable Closing Date thereafter:

General

1. The Security Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Collateral and the Collateral Account in favor of the Collateral Agent for the benefit of the Secured Parties, which security interest is prior to all other Liens, and is enforceable as such against creditors of and purchasers from the Issuer.

2. The Collateral and the Collateral Account constitute “accounts,” “general intangibles,” “instruments,” and “investment property,” within the meaning of the UCC as in effect in the State of New York.

3. The Reserve Fund, the Collateral Account, the Collection Account, the Extended Notes Distribution Account, the Allocated Expenses Account, the Market Value Collateral Account, and the Secured Liquidity Note Account and all sub-accounts thereof, constitute either a deposit account or a securities account.

4. All of the Collateral and the Collateral Account that constitute security entitlements have been and will be credited to one of the Securities Accounts (as defined below). The securities intermediary for each Securities Account has agreed to treat all assets credited to the Securities Accounts as “financial assets” within the meaning of the applicable UCC.

Creation

5. The Issuer owns and has good and marketable title to the Collateral and the Collateral Account free and clear of any Lien, claim or encumbrance of any Person, excepting only liens for taxes, assessments or similar governmental charges or levies incurred in the ordinary course of business that are not yet due and payable or as to which any applicable grace period shall not have expired, or that are being contested in good faith by proper proceedings and for which adequate reserves have been established, but only so long as foreclosure with respect to such a lien is not imminent and the use and value of the property to which the Lien attaches is not impaired during the pendency of such proceeding.

6. The Issuer has received all consents and approvals required by the terms of the Collateral and the Collateral Account that constitute instruments or security entitlements to grant to the Collateral Agent a security interest in all of its interest and rights in the Collateral and the Collateral Account hereunder.

Perfection

7. The Issuer has caused or will have caused, within ten days after the effective date of the Security Agreement, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Collateral and the Collateral Account granted from the Issuer to the Collateral Agent (for the benefit of the Secured Parties) hereunder.

8. With respect to the Collateral and the Collateral Account that constitute instruments, the Servicer, holding for the benefit of the Issuer and the Collateral Agent, has in its possession the original copies of such instruments that constitute or evidence the Collateral and the Collateral Account, and the Issuer has caused, or will have caused within ten days after the effective date of the Security Agreement, the filing of financing statements against the Issuer in favor of the Collateral Agent in connection herewith describing such Collateral and the Collateral Account and containing a statement that: “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Collateral Agent.”

9. With respect to the Reserve Accounts, the Collateral Account, the Collection Account, the Allocated Expenses Account, the Extended Notes Distribution Account and the Secured Liquidity Note Account or any sub-accounts thereof that constitute securities accounts or security entitlements (the “Securities Accounts”), the Issuer has delivered to the Collateral Agent a fully executed agreement pursuant to which the securities intermediary has agreed to comply with all instructions originated by the Collateral Agent relating to the Securities Accounts without further consent by the Issuer.

Priority

10. Other than the transfer of the Mortgage Loans to the Issuer under the Mortgage Loan Purchase and Servicing Agreement and the security interest granted to the Collateral Agent pursuant to the Security Agreement, neither the Issuer nor the Seller has pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Mortgage Loans or Collateral, as applicable, or the Reserve Accounts, the Collateral Account, the Collection Account, the Extended Notes Distribution Account, the Allocated Expenses Account and the Secured Liquidity Note Account, or any sub-account thereof. Neither the Issuer nor the Seller has authorized the filing of, or is aware of any financing statements against the Issuer or the Seller that include a description of collateral covering the Mortgage Loans or the Collateral, as applicable, or the Reserve Accounts, the Collateral Account, the Collection Account, the Extended Notes Distribution Account, the Allocated Expenses Account and the Secured Liquidity Note Account, or any sub-account thereof other than any financing statement relating to the security interest granted to the Collateral Agent hereunder, the security interest granted to the Issuer under the Mortgage Loan Purchase and Servicing Agreement, or that has been terminated.

11. The Issuer is not aware of any judgment, ERISA or tax lien filings against either the Issuer or the Seller.

12. None of the instruments that constitute or evidence the Collateral or Collateral Account has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Collateral Agent hereunder or to the Issuer pursuant to the Mortgage Loan Purchase and Servicing Agreement.

13. None of the Reserve Accounts, the Collateral Account, the Collection Account, the Extended Notes Distribution Account, the Allocated Expenses Account and the Secured Liquidity Note Account, or any sub-account thereof, is in the name of any person other than the Collateral Agent. The Issuer has not consented to the securities intermediary of any of the Securities Accounts to comply with entitlement orders of any person other than the Collateral Agent.

14. Survival of Perfection Representations. Notwithstanding any other provision of the Mortgage Loan Purchase and Servicing Agreement and the Security Agreement or any other Program Document, the Perfection Representations contained in this Schedule shall be continuing, and remain in full force and effect (notwithstanding any termination of the Program Documents or any replacement of the Servicer or termination of the Servicer’s rights to act as such) until such time as all Obligations under the Security Agreement have been finally and fully paid and performed.

15. No Waiver. The parties to the Security Agreement: (i) shall not, without obtaining a confirmation of the then-current rating of all outstanding Series of Notes, waive any of the Perfection Representations; and (ii) shall provide the Ratings Agencies and the Swap Counterparty with prompt written notice of any breach of the Perfection Representations, and shall not, without obtaining a confirmation of the then-current rating of all outstanding Classes of Notes (as determined after any adjustment or withdrawal of the ratings following notice of such breach) waive a breach of any of the Perfection Representations.

Exhibit A

Certification of Satisfaction of Conditions

TO: Deutsche Bank Trust Company Americas

60 Wall Street

Mail Stop NYC 60-2606

New York, NY 10005

Attention: Commercial Paper

FROM: Von Karman Funding LLC, as Issuer:

Re: Security Agreement, dated as of September 5, 2003, by and between Von Karman Funding LLC, and Deutsche Bank Trust Company Americas (the “Security Agreement”). Capitalized terms used herein shall have the meanings provided in the Security Agreement.

The Company hereby certifies that all of the conditions precedent set forth in Section 4.01 of the Security Agreement have been satisfied, and that the Effective Date of the Security Agreement is the date of this certificate, as set forth below.

VON KARMAN FUNDING LLC, AS ISSUER

By:	New Century Mortgage Corporation, as Manager

By:

Name: Title:

DATED: September , 2003